UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
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ARCHROCK, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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__________________________________________

Notice of 2017 Annual Meeting
of Stockholders and Proxy Statement
__________________________________________

Wednesday, April 26, 2017 at 9:30 a.m.
16666 Northchase Drive, Houston, Texas 77060

ARCHROCK, INC.
Dear Fellow Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders of Archrock, Inc. to be held at 9:30 a.m. Central Time, on Wednesday, April 26, 2017, at 16666 Northchase Drive, Houston, Texas 77060.
For 2017, we have elected to furnish our proxy materials to the majority of our stockholders over the Internet to speed delivery, reduce costs and conserve resources. Unless otherwise requested, instead of mailing a paper copy of the proxy materials, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials (the "Notice") containing instructions on how to:

•	access our proxy statement for our Annual Meeting and our 2016 Annual Report on Form 10-K for the year ended December 31, 2016;

•	vote by Internet, by telephone or by mail; and

•	obtain a paper copy of the proxy materials, including a proxy card, by mail.
Please carefully read the attached Notice of the Annual Meeting, Proxy Statement and form of proxy that follow for important information regarding the matters to be voted on at the meeting as well as information regarding other items of interest to stockholders.
Your vote counts. Regardless of the size of your shareholdings, we want to see your shares represented at the annual meeting. If you hold your shares through an account with a broker, bank or other nominee, please follow the voting instructions you receive from them. Your broker cannot vote your shares on certain matters without your instructions.
We look forward to seeing your ownership of Archrock represented at our Annual Meeting. On behalf of the board of directors and management, thank you for your continued support of Archrock.
Sincerely,
Gordon T. Hall
Chairman of the Board

March 16, 2017

ARCHROCK, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To the Stockholders of Archrock, Inc.:
The 2017 Annual Meeting of Stockholders of Archrock, Inc., a Delaware corporation, will be held at 9:30 a.m. Central Time on Wednesday, April 26, 2017, at the corporate offices of Archrock located at 16666 Northchase Drive, Houston, Texas 77060, for the following purposes:

•	to elect eight directors to serve until the next annual meeting of stockholders or until their successors are duly elected or appointed and qualified;

•	to ratify the appointment of Deloitte & Touche LLP as Archrock, Inc.’s independent registered public accounting firm for fiscal year 2017;

•	to approve the Archrock, Inc. 2017 Employee Stock Purchase Plan;

•	to conduct an advisory vote to approve the compensation provided to Archrock, Inc.’s Named Executive Officers for 2016;

•	to conduct an advisory vote as to the frequency of future stockholder advisory votes on the compensation provided to our Named Executive Officers; and

•	to transact such other business as may properly come before the meeting or any adjournment thereof.
The Board of Directors has set the close of business on March 2, 2017, as the record date for determining the stockholders who are entitled to notice of and to vote at the meeting and at any postponement or adjournment of the meeting.
By Order of the Board of Directors,
Donald C. Wayne
Secretary
Houston, Texas
March 16, 2017

Important Notice of Internet Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on April 26, 2017

Our Proxy Statement and the accompanying form of proxy are attached. Our financial and other information is contained in our 2016 Annual Report to Stockholders. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless specifically requested. The Notice of Internet Availability of Proxy Materials is not a form for voting and presents only an overview of the matters for which your vote is requested. Stockholders are encouraged to access and carefully review the proxy materials before voting. This proxy statement and our 2016 Annual Report to Stockholders are available at http://www.proxyvote.com.

Cast Your Vote Right Away

YOUR VOTE IS IMPORTANT: Whether you plan to attend the Annual Meeting or not, please vote your shares by Internet, telephone or mail to ensure the presence of a meeting quorum. If you attend in person, you may choose to vote your shares at that time even if you have previously voted your shares. Any proxy may be revoked by the submission of a later dated proxy or a written notice of revocation before close of the Annual Meeting.

Even if you plan to attend the Annual Meeting, please read this Proxy Statement with care and vote right away using any of the following methods. In all cases, have your proxy card or voting instructions accessible and follow the instructions. If your shares are held in the name of a broker or other nominee, follow the voting instructions you receive from such broker or other nominee to vote your shares.

BY INTERNET USING YOUR COMPUTER	BY TELEPHONE	BY MAILING YOUR PROXY CARD

Visit 24/7 http://www.proxyvote.com	Dial toll-free 24/7 1-800-690-6903 or the number provided by your broker or other nominee	Cast your ballot, sign your proxy card and send by free post

ARCHROCK, INC.
16666 Northchase Drive
Houston, Texas 77060
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
APRIL 26, 2017

INFORMATION REGARDING THE ANNUAL MEETING

This proxy statement is furnished by the board of directors of Archrock, Inc. to solicit your vote at the Annual Meeting of Stockholders (the “Annual Meeting”). This Proxy Statement and accompanying materials are first being sent to stockholders on or about March 16, 2017, and are accompanied by our Annual Report on Form 10-K for the year ended December 31, 2016 (the “2016 Annual Report”). Archrock, Inc., a Delaware corporation, is also referred to in this Proxy Statement as “we,” “us,” “our,” “Archrock” or the “Company.”
When and where will the Annual Meeting be held?
The Annual Meeting will begin promptly at 9:30 a.m. central time on Wednesday, April 26, 2017, at Archrock’s corporate offices located at 16666 Northchase Drive, Houston, Texas 77060.
What are stockholders being asked to vote on and what is the Board's vote recommendation?

Proposal No.	Description of Proposal	Board's Voting Recommendation	Page No. Where You Can Find More Information Regarding the Proposal
1	Election of eight directors to serve until the next annual meeting of stockholders or until their successors are duly elected or appointed and qualified	FOR	4
2	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2017	FOR	23
3	Approval of the Archrock, Inc. 2017 Employee Stock Purchase Plan	FOR	26
4	Advisory vote to approve the compensation provided to our Named Executive Officers for 2016	FOR	32
5	Advisory vote on the frequency of future stockholder advisory votes on executive compensation	EVERY YEAR	56
In addition, the meeting will be held to transact such other business as may properly come before the meeting or any adjournment thereof.
Who is entitled to vote?
Owners of our common stock, par value $0.01 per share, as of the close of business on the record date of March 2, 2017, are entitled to receive notice of and to vote at the Annual Meeting. At the close of business on March 2, 2017, there were 70,608,706 shares of common stock outstanding. Each share of common stock entitles the holder to one vote on all matters submitted to a vote at the Annual Meeting and any adjournment or postponement of the meeting. A complete list of the stockholders entitled to vote will be available for examination at the meeting and for at least 10 days prior to the meeting at our corporate offices located at 16666 Northchase Drive, Houston, Texas 77060.
How do I vote?
Stockholders that are entitled to vote at the Annual Meeting may do so in person or by proxy submitted by Internet, by telephone or by mail using the instructions set forth on the Notice of Internet Availability of Proxy Materials.

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Stockholder of Record. If you are a stockholder of record, you may vote in person at the Annual Meeting or you can give a proxy to be voted at the meeting, over the telephone, by Internet, or by mailing in a proxy card. Please refer to the specific voting instructions set forth on the Notice of Internet Availability of Proxy Materials.
Street Name Holder. If, like most of our stockholders, you hold your shares through a bank, broker or other nominee (in "street name"), you must vote your shares in the manner prescribed by your bank, broker or other nominee. Your broker or other nominee will either explain how to vote your stock or enclose a voting instruction card for you to use in directing the broker or other nominee how to vote your stock. If you are a street name holder, you may vote your stock in person at the Annual Meeting only if you obtain a signed proxy from your broker or other nominee giving you a right to vote the stock.

How many votes must be present to hold the Annual Meeting?
A quorum of stockholders is necessary for a valid meeting. The presence in person or by proxy of the holders of a majority of the outstanding shares of our common stock will constitute a quorum for the Annual Meeting. Under our Third Amended and Restated Bylaws, as amended, and under Delaware law, abstentions and “broker non-votes” are counted as present in determining whether the quorum requirement is satisfied.
What are broker "non-votes" and what affect do they have on the Annual Meeting?
A “broker non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that proposal and has not received instructions from the beneficial owner. Under the rules of the New York Stock Exchange (“NYSE”), brokers do not have discretionary authority to vote shares in connection with non-routine matters without instructions from the beneficial owner. Therefore, if you hold your shares in the name of a bank, broker or other nominee, for your vote to be counted on any of the proposals other than Proposal 2, you will need to communicate your voting decisions to your bank, broker or other nominee before April 26, 2017.
Each proposal to be voted on at the Annual Meeting is described in this Proxy Statement, as is the vote required to approve each proposal. For any other matters that may be properly presented for consideration at the Annual Meeting, the persons named as proxies will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. As of the date of this Proxy Statement, we do not anticipate that any other matters will be properly presented for consideration at the Annual Meeting.
How can I change my vote?
A proxy may be revoked at any time before it is voted by sending written notice of revocation to our Secretary, by delivering a later dated proxy (by one of the methods described above) or by voting in person at the meeting. The Secretary may be contacted at the following address: Archrock, Inc., 16666 Northchase Drive, Houston, Texas 77060, Attention: Secretary. If you hold your shares in street name, you should follow the directions provided by your broker or other nominee regarding how to revoke your proxy.
Who will count the votes?
Broadridge Financial Solutions, Inc. will provide a representative to tabulate and certify the vote results and act as the inspector of election for the Annual Meeting.
Who is paying the cost to solicit votes?
This solicitation is made on behalf of the Board of Directors, and we will pay the cost of soliciting proxies. In addition to solicitations by mail, our directors, officers, and employees, without additional compensation, may solicit proxies on the Company's behalf in person, by telephone, or by electronic communication. We must also pay brokerage firms, banks, broker-dealers and other similar organizations representing beneficial owners certain fees associated with:

•	Forwarding the Notice of Internet Availability of Proxy Materials to beneficial owners;

•	Forwarding printed proxy materials by mail to beneficial owners who specifically request them; and

•	Obtaining beneficial owners’ voting instructions.

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How can I obtain a paper copy of the proxy materials or change the way I receive these materials in the future?
Instead of mailing a printed copy of our proxy materials, including this Proxy Statement, form of proxy card and our 2016 Annual Report to Stockholders, we have elected to provide access to such documents on the Internet. Most stockholders will not receive printed copies of the proxy materials unless they request them, in which case printed copies of the proxy materials will be provided at no charge. Our Notice of Internet Availability of Proxy Materials was first mailed to stockholders of record and beneficial owners on or about March 16, 2017. Any stockholder may request to receive proxy materials in printed form by mail or electronically by e-mail for this year and on an ongoing basis by following the instructions set forth in the Notice of Internet Availability of Proxy Materials.
What is "householding"?
SEC rules regarding the delivery of the notice of internet availability, proxy statements and annual reports permit us, in specified circumstances, to deliver a single set of these reports to any address at which two or more stockholders reside. This method of delivery, often referred to as “householding,” will reduce the amount of duplicative information that security holders receive and lower printing and mailing costs for us. Each stockholder will continue to receive a separate proxy card.
We have delivered only one Notice of Internet Availability of Proxy Materials to eligible stockholders who share an address, unless we received contrary instructions from any such stockholder prior to the mailing date. We will deliver promptly, upon written or oral request, a separate copy of the Notice of Internet Availability of Proxy Materials to a stockholder at a shared address to which a single copy of such document was delivered. Any stockholder who would like to receive a separate copy of the Notice of Internet Availability of Proxy Materials, now or in the future, should submit this request to our Secretary. The Secretary may be contacted at the following address: Archrock, Inc., 16666 Northchase Drive, Houston, Texas 77060, Attention: Secretary. Beneficial owners sharing an address who receive multiple copies of the Notice of Internet Availability of Proxy Materials and who would like to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of such document be mailed to all stockholders at the shared address in the future.

Archrock, Inc. | 3

PROPOSAL 1
ELECTION OF DIRECTORS

Eight directors are nominated to be elected to the Board of Directors (the “Board”) at the Annual Meeting, to hold office until our next annual meeting of stockholders or until their respective successors are duly elected or appointed and qualified. Each nominee has consented to serve as a director if elected.
Board of Directors’ Recommendation
The Board recommends that the stockholders vote “FOR” the election of each of the nominees to the Board as set forth in this proposal.
Vote Required
With respect to the election of directors, you may vote “for” or withhold authority to vote for each director nominee. A plurality of the votes present in person or by proxy and entitled to vote is required to elect each director nominee, meaning that the eight director nominees who receive the highest number of shares voted “for” their election are elected; however, our Corporate Governance Principles require that any nominee who receives a greater number of “withheld” votes than “for” votes must submit his or her resignation for consideration by our Board. Broker non-votes will not have any effect on the election of directors.
Nominees for Director
The following biographical information is furnished with respect to each director nominee, together with a discussion of each nominee’s experience, qualifications and attributes or skills that were considered in their nomination to the Board.
Anne-Marie N. Ainsworth
Age: 60
Director Since: April 2015
Archrock Committees: Audit

Background: Ms. Ainsworth served as President, Chief Executive Officer and director of the general partner of Oiltanking Partners, L.P. (a provider of terminal, storage and transportation services to the crude oil, refined petroleum and liquefied petroleum gas industries) and as President and Chief Executive Officer of Oiltanking Holding Americas, Inc. from November 2012 to March 2014. She previously served as Senior Vice President of Refining of Sunoco, Inc. (a petroleum and petrochemical manufacturer) from November 2009 to March 2012. Prior to joining Sunoco, Ms. Ainsworth was employed by Motiva Enterprises, LLC, where she was the General Manager of the Motiva Norco refinery in Norco, Louisiana from 2006 to 2009. From 2003 to 2006, she was Director of Management Systems & Process Safety at Shell Oil Products U.S., and from 2000 to 2003 she was Vice President of Technical Assurance at Shell Deer Park Refining Company. Ms. Ainsworth holds a B.S. in Chemical Engineering from the University of Toledo and an M.B.A. from Rice University, where she served as an Adjunct Professor from 2000 to 2009.

Current Directorships: Director and member of the audit committees of Pembina Pipeline Corporation (a Canadian oil and gas pipeline company) and Kirby Corporation (an operator of inland and offshore tank barge fleets in the U.S. and provider of diesel engine services)

Prior Directorships: Director of Seventy Seven Energy Inc. (a provider of wellsite services and equipment to exploration and production companies) from June 2014 to June 2015

Qualifications: Ms. Ainsworth has extensive leadership experience in the oil and gas industry and familiarity with governance issues, having served as Chief Executive Officer of both public and private energy companies, as well as experience operating a portfolio of energy assets, which we believe make her well qualified to serve as a member of our Board.

Archrock, Inc. | 4

Wendell R. Brooks
Age: 67
Director Since: November 2015
Archrock Committees: Audit

Background: Mr. Brooks currently serves as a managing director to B29 Investments, L.P. (a Dallas-based private equity firm that specializes in oil field service investments). He previously served as an Executive Vice President and the President of the Production and Infrastructure Segment of Forum Energy Technologies (an international oil field products company) from August 2010 until his retirement on December 31, 2014. He served as Chief Executive Officer and President of Allied Technology, Inc. from October 2007 until August 2010 when Allied Technology was merged into Forum Energy Technologies. From 1996 to October 2007, he was the Group Director for the Well Support business of John Wood Group Plc. (a public Scottish international energy services company traded on the London Stock Exchange). Mr. Brooks was President of Del Norte Technology, Inc. (a provider of positioning systems) from 1984 to 1994. He was employed by Geosource, Inc. from 1975 to 1984 where he was involved in business development and served as President of two divisions. Mr. Brooks has a B.B.A. from the University of Texas at Arlington and an M.B.A. from the Harvard Business School.

Current Directorships: Director of Nine Energy Service (a private oil field service company) and director of TEC Well Services (a private oil field service company)

Prior Directorships: Director of Wood Group from 1996 to 2007

Qualifications: Having served in a number of senior leadership positions with companies in the oil and gas services industry, Mr. Brooks brings broad experience and a thorough understanding of the industry, including engineering, maintenance and production support, as well as environmental protection and restoration. He also possesses experience with mergers and acquisitions in the energy sector. We believe this knowledge and experience, together with his former and current experience as a member of the boards of directors of energy service companies, make Mr. Brooks well qualified to serve as a member of our Board.

D. Bradley Childers
Age: 52
President and Chief Executive Officer, Archrock
Director Since: April 2013
Archrock Committees: None
Background: Mr. Childers also serves as President, Chief Executive Officer and Chairman of the Board of Archrock GP LLC, the managing general partner of Archrock Partners, L.P., a master limited partnership in which we own an equity interest (the “Partnership”). Mr. Childers has held his current positions with us and Archrock GP LLC since December 2011, after having served as Interim President and Chief Executive Officer of both companies and Interim Chairman of the Board of Archrock GP LLC since November 2011. He served as our Senior Vice President from August 2007 through November 2011. Prior to the spin-off our international contract operations, international aftermarket services and global fabrication businesses (the “Spin-off”), he was also an officer of certain subsidiaries, including President, North America of Exterran Energy Solutions, L.P. (“EESLP”) from March 2008 through November 2011, and Senior Vice President of Exterran GP LLC from June 2006 through November 2011. Prior to the merger of Hanover Compressor Company (“Hanover”) and Universal Compression Holdings, Inc. (“Universal”) in August 2007, Mr. Childers joined Universal in 2002 and served in a number of management positions, including as Senior Vice President of Universal and President of the International Division of Universal Compression, Inc. (Universal’s wholly owned subsidiary). He held various positions with Occidental Petroleum Corporation (an international oil and gas exploration and production company) and its subsidiaries from 1994 to 2002, including as Vice President, Business Development at Occidental Oil and Gas Corporation. Mr. Childers also serves as an officer of certain other Archrock subsidiaries. Mr. Childers holds a B.A. from Claremont McKenna College and a J.D. from the University of Southern California.

Current Directorships: Director of Archrock GP LLC since May 2008 and director of Yellowstone Academy (a non-profit organization)

Prior Directorships: None

Qualifications: Mr. Childers’ day to day leadership as our Chief Executive Officer provides him with an intimate knowledge of our strategy, operations and markets. His previous experience as President, North America of EESLP has provided him with

Archrock, Inc. | 5

extensive experience in our business and a deep understanding of operational opportunities and challenges. Mr. Childers’ business judgment, management experience and leadership skills are highly valuable in assessing our business strategies and accompanying risks. We believe this knowledge and experience make Mr. Childers well qualified to serve as a member of our Board.

Gordon T. Hall
Age: 57
Director Since: March 2002
Archrock Committees: Compensation and Nominating and Corporate Governance
Background: Mr. Hall is Chairman of the Board, a position he assumed on November 3, 2015, having served as Vice Chairman and Lead Independent Director since April 2013. Mr. Hall also served as Chairman of the Board from August 2007 through April 2013. Prior to his retirement in 2002 from Credit Suisse (a brokerage services and investment banking firm), Mr. Hall served as Managing Director, Senior Oil Field Services Analyst and Co-Head of the Global Energy Group. Mr. Hall serves as a professor at Gordon College. He holds a B.A. in Mathematics from Gordon College and an S.M. from the M.I.T. Sloan School of Management.

Current Directorships: Lead independent director, a member of the compensation committee and chairman of the nominating and corporate governance committee of Noble Corporation (a global offshore drilling contractor for the oil and gas industry) and member of the finance committee of the board of directors of Gordon College

Prior Directorships: Director of Hydril Company (an oil and gas service company specializing in pressure control equipment and premium connections for casing and tubing) from March 2002 until its merger with Tenaris S.A. in May 2007; director of Grant Prideco, Inc. (a drill technology and manufacturing company) from November 2007 until its acquisition by National Oilwell Varco, Inc. in April 2008; and director of Select Energy Services (a provider of water solutions and wellsite services to oilfield operators) from 2012 through 2015.

Qualifications: As Chairman of the Board of Hanover from May 2005, and continuing in that role with us since the merger of Hanover and Universal in August 2007 through April 2013, and from November 2013 to present, Mr. Hall has developed a thorough understanding of our operational and strategic opportunities and challenges. Mr. Hall’s prior experience as a research analyst covering oil field services companies gives him a broad-based understanding of the industry, as well as mergers and acquisitions and capital markets transactions. We believe this knowledge and experience, together with Mr. Hall’s former and current experience as a member of the boards of other public oil and gas related companies, make him well qualified to serve as a member of our Board.

Frances Powell Hawes
Age: 62
Director Since: April 2015
Archrock Committees: Audit and Nominating and Corporate Governance
Background: Ms. Powell Hawes has been an independent financial consultant since December 2013. Previously, she served as Chief Financial Officer of New Process Steel, L.P. (a privately held steel distribution company) from September 2012 through December 2013. She was Senior Vice President and Chief Financial Officer of American Electric Technologies, Inc. (a publicly traded provider of power delivery solutions) from September 2011 to September 2012, and Interim Chief Financial Officer of Sterling Chemicals, Inc. (a North America petrochemical producer) from 2009 to 2010. Prior to joining Sterling Chemicals, Ms. Powell Hawes served as Executive Vice President and Treasurer of NCI Building Systems, Inc. (a publicly traded firm providing engineered building solutions) from 2005 to 2008; financial advisor to London Merchant Securities LPC (a real estate and investment company) from 2003 to 2005; Chief Financial Officer of Dovarri, Inc. (a provider of customer relationship software) from 2002 to 2003; Chief Financial Officer and Treasurer of Grant Prideco, Inc. (a manufacturer of engineered tubular products for the energy industry) from 2000 to 2001; and Chief Accounting Officer, Vice President Accounting and Controller of Weatherford International Ltd. (a multinational oil field service company) from 1989 to 2000. Ms. Powell Hawes is a Certified Public Accountant and holds a B.B.A. in Accounting from the University of Houston.

Archrock, Inc. | 6

Current Directorships: Director of Energen Corporation (an oil and gas exploration and production company); director of the Houston Area Women’s Center (a non-profit organization); director and President-elect of Financial Executives International, Houston Chapter

Prior Directorships: Director of Express Energy Services (an oilfield services company) from January 2011 to November 2014

Qualifications: Ms. Powell Hawes brings financial expertise, business knowledge and leadership experience, having served as a Chief Financial Officer of both private and public companies in the manufacturing and energy industries and as a financial consultant and advisor, which we believe make her well qualified to serve as a member of our Board.

J.W.G. “Will” Honeybourne
Age: 65
Director Since: April 2006
Archrock Committees: Compensation and Nominating and Corporate Governance
Background: As Managing Director of First Reserve (a private equity firm), a position he has held since January 1999, Mr. Honeybourne is responsible for deal origination, investment structuring and monitoring, with a particular emphasis on the equipment, manufacturing and services sector, upstream oil and gas and international markets. Prior to joining First Reserve, Mr. Honeybourne served as Senior Vice President of Western Atlas International (a seismic and wireline logging company) from 1996 to 1998. Mr. Honeybourne is a member of the Society of Petroleum Engineers and the Society of Exploration Geophysicists. Mr. Honeybourne holds a B.Sc. in Oil Technology from Imperial College, London University.

Current Directorships: Non-executive Chairman of KrisEnergy (a Singapore-listed upstream oil and gas company) and director of Barra Energia Petróleo e Gás (a private Brazilian oil and gas exploration and production company)

Prior Directorships: Director of Abbott Group (a U.K.-based drilling company) from March 2008 to December 2009, Red Technology Alliance (a First Reserve joint venture with Halliburton Company) from December 2006 to January 2010, and Acteon Group (a U.K.-based offshore and subsea services company) from November 2006 to November 2012, all private companies

Qualifications: Mr. Honeybourne’s technical background in petroleum engineering and his experience as Managing Director of a private equity firm focused on the oil and gas industry result in a valuable combination of skills for a member of our Board. Mr. Honeybourne’s current and former service as a director of various oil and gas companies brings an understanding of the challenges and opportunities of markets and operations. We believe these skills and experience make Mr. Honeybourne well qualified to serve as a member of our Board.

James H. Lytal
Age: 59
Director Since: April 2015
Archrock Committees: Compensation and Nominating and Corporate Governance
Background: Mr. Lytal has served as a Senior Advisor for Global Infrastructure Partners (a leading global, independent infrastructure investor) since April 2009. From 1994 to 2004, he served as President of Leviathan Gas Pipeline Partners, which later became El Paso Energy Partners, and then Gulfterra Energy Partners. In 2004, Gulfterra merged with Enterprise Products Partners (a North American midstream energy services provider), where he served as Executive Vice President until 2009. From 1980 to 1994, Mr. Lytal held a series of commercial, engineering and business development positions with various companies engaged in oil and gas exploration and production and gas pipeline services. Mr. Lytal received a B.S. in Petroleum Engineering from the University of Texas at Austin.

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Current Directorships: Director and chairman of the compensation committee and a member of the audit committee of SemGroup Corporation (a midstream company that specializes in moving energy); director, member of the audit committee and chairman of the conflicts committee of Azure Midstream Partners GP, LLC, the general partner of Azure Midstream Partners, LP (a provider of natural gas gathering, transportation, treating and processing services and crude oil transloading services); and director and member of the audit committee and chairman of the conflicts committee of Rice Midstream Management LLC, the managing general partner of Rice Midstream Partners, L.P. (a master limited partnership that owns, operates, develops and acquires midstream assets in the Appalachian Basin).

Prior Directorships: Director of Gulfterra Energy Partners from 1994 to 2004

Qualifications: With over 30 years of experience in the midstream oil and gas sector, including over 15 years in senior leadership and advisory roles, Mr. Lytal brings to the Board a broad knowledge and understanding of the oil and gas services industry, a deep familiarity with the management of midstream assets and experience with governance issues associated with a public company, which we believe make him well qualified to serve as a member of our Board.

Mark A. McCollum
Age: 57
Director Since: May 2009
Archrock Committees: Audit and Compensation
Background: Mr. McCollum, who has been appointed President, Chief Executive Officer and a director of Weatherford International plc (a multinational oil field service company) effective in late April 2017, is currently Executive Vice President and Chief Financial Officer of Halliburton (an energy services company that provides well construction, well completion and reservoir engineering). Prior to assuming this role in December 2007, he served as Senior Vice President and Chief Accounting Officer of Halliburton from August 2003. He is a member of the AICPA, the Texas Society of CPAs, Financial Executives International and the Institute of Management Accountants. Mr. McCollum, a Certified Public Accountant, received his B.B.A. from Baylor University.

Current Directorships: Trustee of The Center Foundation, member of the Advisory Board of Every Village (formerly, Aid Sudan), member of the Board of Regents of Baylor University and member of the Board of Trustees of Baylor College of Medicine, all non-profit and/or private organizations

Prior Directorships: Director of Exterran GP LLC from October 2006 until his appointment to our Board in May 2009

Qualifications: Through Mr. McCollum’s experience as the Chief Financial Officer of an international energy services company, he brings to the Board extensive financial and accounting expertise, as well as a thorough understanding of the oil and gas business. In addition, his tenure as a director of Archrock GP LLC provides him with an understanding of our contract compression operations and overall strategy with respect to our ownership of the Partnership. We believe this knowledge and experience make Mr. McCollum well qualified to serve as a member of our Board.

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CORPORATE GOVERNANCE

Summary of Our Corporate Governance Practices
The Board and our Nominating and Corporate Governance Committee periodically review our governance practices, which include:

•	Annual election of all directors

•
Plurality vote standard which, pursuant to our Corporate Governance Principles, requires that any nominee for director who receives a greater number of “withheld” votes than “for” votes must submit his or her resignation for consideration by the Board

•	Separate Chairman and Chief Executive Officer

•	Majority independent board, with seven of eight directors being independent

•	Independent board committees

•	Committee charters approved by the Board

•	Independent directors meet regularly without management present

•	Minimum stock ownership guidelines

•	No hedging or pledging of company securities

Director Independence
Our Code of Business Conduct requires all employees, officers and non-employee directors to avoid situations that may impact their ability to carry out their duties in an independent and objective fashion. Any circumstance that has the potential to compromise their ability to perform independently must be disclosed. This policy is made available to all employees. In addition, we distribute director and officer questionnaires at least annually to elicit related-party information. The questionnaire requires that responses be updated throughout the year to the extent circumstances change.
The Nominating and Corporate Governance Committee assesses director independence each year by considering all direct and indirect business relationships between Archrock and each director (including his or her immediate family), as well as relationships with other for-profit concerns and charitable organizations. With the Nominating and Corporate Governance Committee’s recommendation, the Board makes a determination relating to the independence of each member, which is based on applicable laws, regulations, our Corporate Governance Principles and the rules of the NYSE.
During the Nominating and Corporate Governance Committee’s most recent review of independence, the committee was provided information regarding transactions with any related parties as determined through a search of our accounting records as well as the responses to the director and officer questionnaires; as a result, the relationships described in this Proxy Statement under the section titled “Certain Relationships and Related Transactions” were reviewed by the Nominating and Corporate Governance Committee and approved by the Audit Committee.
Based on the recommendation of the Nominating and Corporate Governance Committee, the Board determined that the following nominees for director are independent: Mmes. Ainsworth and Powell Hawes and Messrs. Brooks, Hall, Honeybourne, Lytal and McCollum.

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Board Leadership Structure
We separate the roles of Chairman of the Board and Chief Executive Officer. We believe this structure is currently in the best interests of our stockholders because by separating these positions:

•	our Chief Executive Officer can focus on the day-to-day operations and management of our business, and

•	the Chairman of the Board can lead the Board in its fundamental role of providing advice to and oversight of management.
The Board recognizes the time, effort and energy that our Chief Executive Officer is required to devote to his position, as well as the commitment required to serve as our Chairman. The Board believes this structure is appropriate for the Company because of the size and composition of the Board, the scope of our operations and the responsibilities of the Board and management.
The Board has adopted procedures for the timely and efficient transfer of our Chief Executive Officer’s responsibilities in the event of an emergency or his sudden incapacitation or departure.
Mr. Hall serves as Chairman and presides over the regular sessions of the Board and the executive sessions of the Board, held at every regularly scheduled Board meeting, as well as the executive sessions of independent directors.

Committees of the Board, Membership and Attendance
The Board has designated an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee to assist in the discharge of the Board’s responsibilities. The Board and the committees of the Board are governed by our Code of Business Conduct, Corporate Governance Principles and the applicable committee charters, each of which are available to the public on our website at www.archrock.com or in print by submitting a written request to Archrock, Inc., 16666 Northchase Drive, Houston, Texas 77060, Attention: Secretary. The purpose and composition of each committee is summarized in the table below.

Committee	Purpose	Composition	Committee Report
Audit Committee
The Audit Committee’s purpose is to assist the Board in its oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the independence, qualifications and performance of the independent auditor and our systems of disclosure controls and procedures and internal controls over financial reporting.

The Board has determined that each member of the Audit Committee is independent and possesses the requisite financial literacy to serve on the Audit Committee. The Board has also determined that each of Mmes. Ainsworth and Hawes and Messrs. Brooks and McCollum qualifies as an “audit committee financial expert” as that term is defined by the Securities and Exchange Commission (“SEC”). No member of the Audit Committee serves on the audit committee of more than two other public companies.
The Report is included in this Proxy Statement on page 24.
Compensation Committee
The Compensation Committee’s purpose is to oversee the development and implementation of our compensation philosophy and strategy with the goals of attracting, developing, retaining and compensating the senior executive talent required to achieve corporate objectives and linking pay and performance.
		The Board has determined that each member of the Compensation Committee is independent.	The Report is included in this Proxy Statement on page 45.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee’s purpose is to identify qualified individuals to become Board members, determine whether existing Board members should be nominated for re-election, review the composition of the Board and its committees, oversee the annual evaluation of the Board and its committees and develop, review and implement our Corporate Governance Principles.
The Board has determined that each member of the Nominating and Corporate Governance Committee is independent.

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Members of each committee are elected by the Board at its first meeting following the annual meeting of stockholders to serve for one-year terms. The current members of our committees and number of meetings held are indicated in the following chart:

Director	Independent Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Anne-Marie N. Ainsworth	•	Member
Wendell R. Books	•	Member
D. Bradley Childers
Gordon T. Hall	•		Chair	Member
Frances Powell Hawes	•	Member		Chair
J.W.G. (“Will”) Honeybourne	•		Member	Member
James H. Lytal	•		Member	Member
Mark A. McCollum	•	Chair	Member
Number of Meetings Held in 2016		8	7	4

The board met 14 times in 2016. Each director attended at least 75% of the meetings of the Board and Board committees on which he or she served during 2016. The independent directors met in executive session regularly in 2016, and Mr. Hall presided over such executive sessions. Directors are also encouraged to attend the annual meeting of stockholders, and in 2016, all but one of our directors attended the meeting.
Director Qualifications, Nominations and Diversity
Stockholders may propose director nominees to the Nominating and Corporate Governance Committee (for consideration for election at the 2018 Annual Meeting of Stockholders) by submitting, within the time frame set forth in this Proxy Statement, the names and supporting information (including confirmation of the nominee’s willingness to serve as a director) to: Archrock, Inc., 16666 Northchase Drive, Houston, Texas 77060, Attention: Secretary. See the section titled “Additional Information — 2018 Annual Meeting of Stockholders.” Any stockholder-recommended nominee will be evaluated in the context of our director qualification standards and the existing size and composition of the Board.
The Nominating and Corporate Governance Committee believes that all Board candidates should be selected for their character, judgment, ethics, integrity, business experience, time commitment and acumen. The Board, as a whole, through its individual members, seeks to have competence in areas of particular importance to us such as finance, accounting, business and relevant technical expertise. The Nominating and Corporate Governance Committee also considers issues of diversity in the director identification and nomination process. While the Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity, it seeks nominees with a broad diversity of experience, professions, skills, education and backgrounds. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Nominating and Corporate Governance Committee believes that backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, color, religion, sex, age, national origin, citizenship, veteran status, disability, sexual orientation, gender identity, genetic information or any other basis proscribed by law.
Directors must be committed to enhancing the long-term interests of our stockholders as a whole and should not be biased toward the interests of any particular segment of the stockholder or employee population. Board members should also be prepared to travel to personally attend meetings of the Board and its committees and should be ready to dedicate sufficient time to prepare in advance of such meetings to allow them to make an effective contribution to the meetings. Further, Board members should ensure that they are not otherwise committed to other activities which would make a commitment to the Board impractical or unadvisable and should satisfy the independence, qualification and composition requirements of the Board and its committees, as required by applicable law, regulation and the rules of the NYSE, our certificate of incorporation, our bylaws and our Corporate Governance Principles.

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The Board’s Role in Risk Oversight
The Board has an active role, as a whole and through its committees, in overseeing management of the Company’s risks. The Board’s role in the risk oversight process includes receiving regular reports from members of senior management on areas of material risk to us, including operational, financial and strategic risks. Also, the involvement of the Board in reviewing, approving and monitoring our fundamental financial and business strategies, as contemplated by our Corporate Governance Principles, is important to the determination of the types and appropriate levels of risk we undertake. The Board’s committees, all comprised solely of independent directors, assist the Board in fulfilling its oversight responsibilities in certain areas of risk. The Compensation Committee oversees the management of risks relating to our executive compensation plans and arrangements. The Nominating and Corporate Governance Committee manages risks associated with the composition of the Board and other types of risks within its areas of responsibility. The Audit Committee oversees the management of financial risks and also receives regular quarterly reports from our Director of Internal Audit. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Risk Assessment Related to Our Compensation Structure
We believe our compensation practices reflect sound risk management practices and are not reasonably likely to result in a material adverse effect on us. For example, our Compensation Committee and management set performance goals in light of past performance, future expectations and market conditions that they believe do not encourage the taking of unreasonable risks. Our Compensation Committee believes its practice of considering non-financial and other qualitative factors in determining compensation awards discourages excessive risk taking and encourages good judgment. In addition, we believe employee compensation is allocated between cash and equity-based awards, between fixed and variable awards, and between short-term and long-term focused compensation in a manner that encourages decision-making that balances short-term goals with long-term goals and thereby reduces the likelihood of excessive risk taking. Finally, our Compensation Committee has established (a) short-term incentives that balance various Company objectives and provide for maximum payouts, and (b) long-term incentive awards with generally three-year vesting periods, and we believe these program features further balance short- and long-term objectives and encourage employee behavior designed to achieve sustained profitability and growth.

Compensation Committee Interlocks and Insider Participation
Messrs. Hall, Honeybourne, Lytal and McCollum served on the Compensation Committee of the Board during 2016. There are no matters relating to interlocks or insider participation that we are required to report.

Director Compensation
Our Compensation Committee is responsible for recommending non-employee director compensation to the full Board of Directors for approval.
Director compensation is designed to ensure the Company can attract and retain outstanding directors who meet the qualifications outlined in the Board’s Corporate Governance Principles, ensure alignment with long-term stockholder interests and recognize the substantial time commitments associated with service on the Board.
Non-employee members of the Board are compensated in cash and equity. In his position as Chairman of the Board, Mr. Hall received additional compensation to reflect this role. Mr. Childers, who is both a director and our employee, does not receive additional compensation for his service on the Board.
Cash Compensation
As reflected in the table below, during 2016, each non-employee director received an annual cash retainer (the “Base Retainer”), as well as a payment for each meeting attended. The Chairman of the Board and the chairs of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee each received an additional retainer for their services. All retainers are paid in equal quarterly installments. Directors are also reimbursed for reasonable expenses incurred

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to attend Board and committee meetings. Due to challenging conditions in the oil and gas industry and to support our efforts to reduce costs, the board determined to reduce its compensation in 2016 as indicated below.

	Annual Amount ($) (except with respect to attendance fees)
Description of Remuneration	Effective as of January 1, 2016	Effective as of April 1, 2016	Effective as of October 1, 2016
Base Retainer	50,000	45,000
Additional Retainers
Chairman of the Board	100,000		90,000
Audit Committee Chairman	15,000		13,500
Compensation Committee Chairman	15,000		13,500
Nominating and Corporate Governance Committee Chairman	10,000		9,000
Attendance Fee (per in-person meeting attended and per telephonic meeting attended)	1,500		1,350
Equity-Based Compensation
During 2016, the Compensation Committee approved the grant of fully-vested common stock to each non-employee director with a grant date value equal to approximately $112,500, which was an amount reduced by 10% of the grant date value of the 2015 equity award to non-employee directors. The number of shares awarded was determined based on the market closing price of our common stock on the applicable grant date and resulted in the award of 18,473 common shares to each non-employee director.
Stock Ownership Requirements
Our stock ownership policy requires each director to own an amount of our common stock equal to at least five times the Base Retainer amount (which currently equals $225,000 of our common stock) within three years of his or her election to the Board. We measure the stock ownership of our directors annually on each June 30.
Director Stock and Deferral Plan
Under our Directors’ Stock and Deferral Plan (the “Directors’ Plan”), directors may elect to receive all or a portion of their cash compensation for Board service in the form of our common stock and may defer their receipt of common stock. No director elected to participate in the Directors’ Plan during 2016.
Total Compensation
The following table shows the total compensation paid to each director for his or her service during 2016.

Name	Fees Earned in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Anne-Marie N. Ainsworth	78,350	112,500	—	—	190,850
Wendell R. Brooks	78,350	112,500	—	—	190,850
Gordon T. Hall	194,825	112,500	—	275	307,600
Frances Powell Hawes	93,950	112,500	—	—	206,450
J.W.G. Honeybourne	78,200	112,500	—	275	190,975
James H. Lytal	81,200	112,500	—	—	193,700
Mark A. McCollum	101,825	112,500	—	275	214,600

(1)	Represents the grant date fair value of our common stock, calculated in accordance with ASC 718.

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(2)	The aggregate number of outstanding option awards for each director as of December 31, 2016 was as follows: Mr. Honeybourne—2,981.

(3)	Represents the payment of dividends on unvested restricted stock.

EXECUTIVE OFFICERS

The following provides information regarding our executive officers as of March 2, 2017. Certain of our executive officers also serve as officers of Archrock GP LLC, the managing general partner of the Partnership. Information concerning the business experience of Mr. Childers is provided under “Nominees for Director” in this Proxy Statement.
Donna A. Henderson
Age 49
Vice President and Chief Accounting Officer since January 2016
Ms. Henderson was appointed Vice President and Chief Accounting Officer of Archrock and Archrock GP LLC effective January 1, 2016. Prior to the Spin-off, she served as Vice President, Accounting of EESLP since August 2015. Prior to joining the Company, from April 2013 until June 2015, Ms. Henderson served as Vice President and Chief Accounting Officer of Southcross Energy Partners GP, LLC (a provider of natural gas gathering, processing, treating, compression and transportation services). From September 2011 to December 2012, Ms. Henderson was the Vice President and Chief Audit Executive of GenOn Energy, Inc. (a wholesale electric generator which merged into NRG Energy). Prior to that position, Ms. Henderson served as Assistant Controller of GenOn Energy, Inc. and its predecessor companies, RRI Energy, Inc. and Reliant Energy Inc., from July 2005 to September 2011, and held various other leadership roles within the accounting department of that organization since September 2000. From 1996 to 2000, Ms. Henderson held various accounting positions with Lyondell Chemical (a manufacturer of chemicals and polymers). Ms. Henderson began her career in Houston, Texas in 1989 with Deloitte & Touche LLP, where she worked until November 1993 when she joined KPMG LLP in Albuquerque, New Mexico, where she worked until 1995. She serves as an officer and director of certain Archrock subsidiaries and is a member of the Executive Committee and Board of Trustees of the Good Samaritan Foundation. Ms. Henderson holds a BBA in accounting from Eastern New Mexico University and is a member of the American Institute of Certified Public Accountants.
Jason G. Ingersoll
Age 46
Vice President, Sales and Marketing, since November 2015
Mr. Ingersoll was appointed Vice President, Sales and Marketing in November 2015. Prior to the Spin-off, he served as Vice President, Sales of EESLP since October 2013. Mr. Ingersoll held positions of increasing responsibility with EESLP, including as Regional Vice President, from January 2012 through October 2013, Business Unit Director from March 2009 through January 2012 and Sales Manager, Southern Rockies from July 2008 through March 2009. Prior to the merger of Hanover and Universal in 2007, he served Universal as Manager, Global Accounts from August 2006 through July 2008 and as Country Manager, China from July 2003 through August 2006. He serves as an officer of certain Archrock subsidiaries. Mr. Ingersoll earned a B.S. in mechanical engineering from Texas A&M University.
David S. Miller
Age 53
Senior Vice President and Chief Financial Officer since November 2015
Mr. Miller was elected Senior Vice President and Chief Financial Officer in November 2015, and has also held that position with Archrock GP LLC, the managing general partner of Archrock Partners, L.P. since April 2012. Prior to the Spin-off, he was an officer of certain subsidiaries, including Vice President and Chief Financial Officer, Eastern Hemisphere of EESLP from August 2010 through April 2012. Mr. Miller also previously served as Vice President and Chief Financial Officer of Archrock GP LLC from March 2009 through August 2010. Prior to that, Mr. Miller served as Chief Operating Officer of JMI Realty (a private real estate investment and development company) from October 2005 through January 2009. From April 2002 through September 2005, Mr. Miller was a partner with SP Securities LLC (a private investment banking firm). Prior to joining SP Securities LLC, Mr. Miller served in positions of increasing responsibility with the Energy Investment Banking department

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of Merrill Lynch & Co, Inc. (a financial management and advisory firm) from May 1993 through March 2002. He has served as a director of Archrock GP LLC since March 2009 and serves as an officer and director of certain Archrock subsidiaries. Mr. Miller holds a B.S. in finance from Southern Methodist University and an MBA from Northwestern University J.L. Kellogg Graduate School of Management.
Robert E. Rice
Age 51
Senior Vice President and Chief Operating Officer since December 2011 and November 2015, respectively
Mr. Rice also serves as Senior Vice President and Chief Operating Officer of Archrock GP LLC, positions he has held since December 2011 and April 2016, respectively. Prior to the Spin-off, he was an officer of certain subsidiaries, including President, North America of EESLP from December 2011 through November 2015 and Regional Vice President for the U.S. Gulf Coast Region from August 2007 through December 2011. Prior to the merger of Hanover and Universal, Mr. Rice held the following positions at Hanover: Vice President, Gulf Coast Business Unit, from September 2003 to August 2007; Vice President, Health, Safety & Environmental, from October 2002 to September 2003; and Director, Corporate Development, from January 2002 to October 2002. During his career, Mr. Rice has been based in Argentina and Australia and has developed experience in analyzing, structuring and growing businesses in domestic and international energy markets. Mr. Rice also served as a Flight Test Engineer with the United States Air Force. Mr. Rice serves as a director and as a member of the finance and audit committees of GATE, Inc. (a privately-held provider of engineering and commissioning services to the oil and gas industry). He has served as a director Archrock GP LLC since November 2015 and serves as an officer of certain other Archrock subsidiaries. Mr. Rice earned a B.S. in Electrical Engineering from Louisiana Tech University.
Donald C. Wayne
Age 50
Senior Vice President, General Counsel and Secretary since August 2007
Mr. Wayne also serves as Senior Vice President and General Counsel of Archrock GP LLC, a position he has held since August 2006. Prior to the Spin-off, he was an officer of certain subsidiaries, including Senior Vice President, General Counsel and Secretary of EESLP since August 2007. Prior to the merger of Hanover and Universal, Mr. Wayne served as Vice President, General Counsel and Secretary of Universal, a position he held since joining Universal in August 2006. Prior to joining Universal, he served as Vice President, General Counsel and Secretary of U.S. Concrete, Inc. (a producer of ready-mixed concrete and concrete-related products) from 1999 to August 2006. Prior to joining U.S. Concrete in 1999, Mr. Wayne served as an attorney with the law firm of Akin, Gump, Strauss, Hauer & Feld, L.L.P. Mr. Wayne has served as a director Archrock GP LLC since November 2015 and serves as an officer and director of certain other Archrock subsidiaries. Mr. Wayne holds a B.A. from Tufts University and a J.D. and an M.B.A. from Washington University (St. Louis).

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STOCK OWNERSHIP

Ownership of Certain Beneficial Owners
The following table provides information about beneficial owners, known by us as of March 2, 2017, of 5% or more of our outstanding common stock (the “5% Stockholders”). Unless otherwise noted in the footnotes to the table, the 5% Stockholders named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class(1)
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	8,415,869 (2)	11.9%
Dimensional Fund Advisors Palisades West, Building One 6300 Bee Cave Road Austin, Texas 78746	5,287,400 (3)	7.5%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvem, Pennsylvania 19355	7,179,363 (4)	10.2%

(1)	Reflects shares of common stock beneficially owned as a percentage of 70,608,706 million shares of common stock outstanding as of March 2, 2017.

(2)
Based solely on a review of the Schedule 13G/A filed by BlackRock, Inc. on January 12, 2017. BlackRock, Inc. has sole voting power over 8,204,091 shares and sole dispositive power over 8,415,869 shares.

(3)
Based solely on a review of the Schedule 13G/A filed by Dimensional Fund Advisors LP (“Dimensional”) on February 9, 2017. Dimensional provides investment advice to four registered investment companies and acts as investment manager or sub-advisor to certain other commingled funds, group trusts and separate accounts (collectively, the “Dimensional Funds”). Dimensional and its subsidiaries may act as an adviser, sub-adviser and/or manager to certain Dimensional Funds and possess sole voting power over 5,237,876 shares and sole dispositive power over the 5,287,400 shares held by the Dimensional Funds and may be deemed to be the beneficial owner of the shares held by the Dimensional Funds. However, all shares are owned by the Dimensional Funds, and Dimensional disclaims beneficial ownership of such shares.

(4)
Based solely on a review of the Schedule 13G/A filed by The Vanguard Group, Inc. (“Vanguard”) on January 10, 2017. Vanguard Fiduciary Trust Company (“VFTC”) and Vanguard Investments Australia, Ltd. (“VIA”), are wholly-owned subsidiaries of Vanguard. VFTC is the beneficial owner of 79,861 shares as a result of serving as investment manager of collective trust accounts. VIA is the beneficial owner of 10,504 shares as a result of serving as investment manager of Australian investment offerings. Vanguard has sole dispositive power over 7,092,820 shares and shared dispositive power with VFTC over 86,543 shares.

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Ownership of Management
The following table provides information, as of March 2, 2017, regarding the beneficial ownership of our common stock by each of our directors, each of our Named Executive Officers and all of our current directors and executive officers as a group. Unless otherwise noted in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them. The address for each executive officer and director listed below is c/o Archrock, Inc., 16666 Northchase Drive, Houston, Texas 77060.

Name of Beneficial Owner	Shares Owned Directly(1)	Restricted Stock(2)	Right to Acquire Stock(3)	Indirect Ownership	Total Ownership	Percent of Class
Non-Employee Directors
Anne-Marie N. Ainsworth	21,520	—	—	—	21,520	*
Wendell R. Brooks	26,886	—	—	—	26,886	*
Gordon T. Hall	112,348	—	—	—	112,348	*
Frances Powell Hawes	21,520	—	—	—	21,520	*
J.W.G. Honeybourne	63,826	—	2,981	—	66,807	*
James H. Lytal	21,520	—	—	—	21,520	*
Mark A. McCollum	57,668	—	—	—	57,668	*
Named Executive Officers
D. Bradley Childers	176,405	375,231	398,350	963	950,949	1.35%
Jason G. Ingersoll	10,220	32,572	—	—	42,792	*
David S. Miller	35,695	67,291	24,660	—	127,646	*
Robert E. Rice	40,092	95,929	60,770	—	196,791	*
Donald C. Wayne	52,746	69,826	7,356	—	129,928	*
All directors, named executive officers and current executive officers as a group (13 persons)					1,796,079	2.54%

*	Less than 1%

(1)	Includes vested stock awards and, where applicable for Named Executive Officers, shares acquired under the Company’s Employee Stock Purchase Plan.

(2)
Includes (a) unvested restricted stock awards from annual grants which vest ratably on each anniversary date of grant over a three-year period from the original date of grant and (b) unvested retention stock awards which vest on November 3, 2017. Officers and directors have voting power and, once vested, dispositive power.

(3)
Includes (a) shares that can be acquired immediately or within 60 days of March 2, 2017 through the exercise of stock options, and (b) where applicable, through a distribution from the Employees’ Supplemental Savings Plan.

Section 16(a) Beneficial Ownership Reporting Compliance
Under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), our directors and officers are required to file reports of holdings and transactions in Archrock stock with the SEC on a timely basis. Based on our records and other information, we believe that in 2016 our directors and our officers who were subject to Section 16(a) of the Exchange Act met all the applicable filing requirements.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transaction Policy
We recognize that transactions with related persons can present potential or actual conflicts of interest and create the appearance that decisions are based on considerations other than the best interests of us and our stockholders. Therefore, our Audit Committee has adopted a written policy on related party transactions to provide guidance and set standards for the approval and reporting of transactions between us and individuals with a direct or indirect affiliation with us and to ensure that those transactions are in our best interest. Any proposed related-party transaction must be submitted to the Audit Committee for approval prior to entering into the transaction. Additionally, our policy requires that our subsidiaries report all related party transactions to the Financial Reporting Department on a quarterly basis. In the event a senior officer becomes aware of any pending or ongoing related party transaction that has not been previously approved or ratified, the transaction must be promptly submitted to the Audit Committee or its Chair for ratification, amendment or termination of the related party transaction. If a related party transaction is ongoing, the Audit Committee may establish guidelines for management and will annually assess the relationship with such related party.
In reviewing a proposed or ongoing related-party transaction, the Audit Committee will consider, among other things, the following factors to the extent relevant to the related-party transaction:

•	whether the terms of the transaction are fair to the Company and would apply on the same basis if the transaction did not involve a related party;

•	whether there are any compelling business reasons for the Company to enter into the transaction;

•	whether the transaction would impair the independence of an otherwise independent director; and

•
whether the transaction would present an improper conflict of interest for any director or executive officer of the Company, taking into account, among other factors the Audit Committee deems relevant, the size of the transaction, the overall financial position of the director, executive officer or other related party, that person’s interest in the transaction and the ongoing nature of any proposed relationship.

Transactions with the Partnership
Distributions and Payments from the Partnership
As of March 2, 2017, we owned (a) 29,064,637 common units of the Partnership, which constitutes 43% of the limited partner ownership interest in the Partnership, and (b) 1,326,965 general partner units, which constitute the entire 2% general partner interest in the Partnership. We are, therefore, a “related person” to the Partnership as such term is defined under SEC regulations, and we believe that we have and will continue to have a direct and indirect interest in the Partnership’s various transactions with us.
The following summarizes the distributions and payments made or to be made by the Partnership to us, and the other unitholders, in connection with the ongoing operation of the Partnership.

Distributions of available cash from the Partnership to Us
The Partnership generally makes cash distributions of 98% to its unitholders on a pro rata basis, including us, as the holder of 29,064,637 common units, and 2% to the Partnership’s general partner, which we indirectly own. In addition, if distributions exceed the minimum quarterly distribution and other higher target distribution levels, then we are entitled to increasing percentages of the distributions, up to 50% of the distributions above the highest target distribution level.

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During the year ended December 31, 2016, we received aggregate distributions of $6.5 million on general partner units, including distributions on incentive distribution rights, and $33.7 million on limited partner units. On February 14, 2017, we received a quarterly distribution with respect to the period from October 1, 2016 to December 31, 2016, of $0.4 million on general partner units, including distributions on incentive distribution rights, and $8.3 million on common units.

Payments from the Partnership to Us
The Partnership reimburses us for the payment of all direct and indirect expenses incurred on the Partnership’s behalf. For further information regarding the reimbursement of these expenses, please read “Omnibus Agreement” below.

Pursuant to the terms of our Omnibus Agreement with the Partnership (as described below), the Partnership reimburses us for (1) allocated expenses of operational personnel who perform services for the Partnership’s benefit, (2) direct costs incurred in operating and maintaining the Partnership’s business and (3) its allocated selling, general and administrative (“SG&A”) expenses. We do not receive any compensation for managing the Partnership. We are reimbursed for expenses incurred on the Partnership’s behalf. These expenses include all expenses necessary or appropriate to the conduct of the Partnership’s business and that are allocable to the Partnership, which we, in our general partner capacity, will determine in good faith, as provided in the Partnership’s partnership agreement. Effective January 1, 2015, there is no longer a cap on the amount that may be paid or reimbursed by the Partnership to us for compensation or expenses incurred on the Partnership’s behalf.
November 2016 Contract Operations Acquisition
In November 2016, the Partnership acquired from us contract operations customer service agreements with 63 customers and a fleet of 262 compressor units used to provide compression services under those agreements, comprising approximately 147,000 horsepower, or 4% (by then available horsepower) of the combined contract operations business of the Partnership and us. Total consideration for this transaction was approximately $85 million, excluding transaction costs. The consideration for this transaction consisted of the Partnership's issuance to us of approximately 5.5 million common units and approximately 111,000 general partner units.
Omnibus Agreement
The Partnership entered into an Omnibus Agreement with us, the Partnership’s general partner and others, the terms of which are described below. The Omnibus Agreement (other than the indemnification obligations described below under “Indemnification for Environmental and Related Liabilities”) will terminate upon a change of control of the Partnership’s general partner or the removal or withdrawal of the Partnership’s general partner, and certain provisions will terminate upon a change of control of Archrock.
Non-competition
Under the Omnibus Agreement, subject to the provisions described below, we have agreed not to offer or provide compression services to the Partnership’s contract operations services customers that are not also our contract operations service customers. Compression services include natural gas contract compression services, but exclude fabrication of compression equipment, sales of compression equipment or material, parts or equipment that are components of compression equipment, leasing of compression equipment without also providing related compression equipment service, gas processing operation services and operation, maintenance, service, repairs or overhauls of compression equipment owned by third parties. The Partnership has agreed not to offer or provide compression services to our contract operations services customers that are not also contract operations services customers of the Partnership.
Some of our contract operations services customers are also Partnership customers, which we refer to as overlapping customers. We and the Partnership have agreed, subject to the exceptions described below, not to provide contract operations services to an overlapping customer at any site at which the other was providing such services to an overlapping customer on the date of the most recent amendment to the Omnibus Agreement, each being referred to as a “Partnership site” or an “Archrock site,” as applicable. Pursuant to the Omnibus Agreement, if an overlapping customer requests contract operations services at a Partnership site or an Archrock site, whether in addition to or in replacement of the equipment existing at such site on the date of the most recent amendment to the Omnibus Agreement, the Partnership may provide contract operations services if such overlapping customer is a Partnership overlapping customer and we will be entitled to provide such contract operations services

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if such overlapping customer is an Archrock overlapping customer. Additionally, any additional contract operations services provided to a Partnership overlapping customer will be provided by the Partnership and any additional services provided to an Archrock overlapping customer will be provided by us.
We also have agreed that new customers for contract compression services are for the Partnership’s account unless the new customer is unwilling to contract with the Partnership or unwilling to do so under the Partnership’s form of compression services agreement. In that case, we may provide compression services to the new customer. In the event that either the Partnership or we enter into a contract to provide compression services to a new customer, either the Partnership or we, as applicable, will receive the protection of the applicable non-competition arrangements described above in the same manner as if such new customer had been a compression services customer of either the Partnership or us on the date of entry into the Omnibus Agreement.
The non-competition arrangements described above do not apply to:

•	The Partnership’s provision of contract compression services to a particular Archrock customer or customers, with our approval;

•	Our provision of contract compression services to a particular customer or customers of the Partnership, with the approval of the conflicts committee of the board of directors of Archrock GP LLC;

•
The Partnership’s purchase and ownership of not more than five percent of any class of securities of any entity that provides contract compression services to our contract compression services customers;

•
Our purchase and ownership of not more than five percent of any class of securities of any entity that provides contract compression services to the Partnership’s contract compression services customers;

•	Our ownership of the Partnership;

•
The Partnership’s acquisition, ownership and operation of any business that provides contract compression services to our contract compression services customers if we have been offered the opportunity to purchase the business for its fair market value from the Partnership and we decline to do so. However, if neither the Omnibus Agreement nor the non-competition arrangements described above have already terminated, the Partnership will agree not to provide contract compression services to our customers that are also customers of the acquired business at the sites at which we are providing contract operations services to them at the time of the acquisition;

•
Our acquisition, ownership and operation of any business that provides contract compression services to the Partnership’s contract operations services customers if the Partnership has been offered the opportunity to purchase the business for its fair market value from us and the Partnership declines to do so with the concurrence of the conflicts committee of the board of directors of Archrock GP LLC. However, if neither the Omnibus Agreement nor the non-competition arrangements described above have already terminated, we will agree not to provide contract operations services to the Partnership’s customers that are also customers of the acquired business at the sites at which the Partnership is providing contract operations services to them at the time of the acquisition; or

•
A situation in which one of the Partnership’s customers (or its applicable business) and a customer of ours (or our applicable business) merge or are otherwise combined, in which case each of the Partnership and we may continue to provide contract operations services to the applicable combined entity or business without being in violation of the non-competition provisions, but we and the conflicts committee of the board of directors of Archrock GP LLC must negotiate in good faith to implement procedures or such other arrangements, as necessary, to protect the value to each of us and the Partnership of the business of providing contract operations services to each such customer or its applicable business.

Unless the Omnibus Agreement is terminated earlier due to a change of control of the Partnership, its general partner or Archrock GP LLC, the non-competition provisions of the Omnibus Agreement will terminate on December 31, 2018 or on the date on which a change of control of Archrock occurs, whichever event occurs first. If a change of control of us occurs, and neither the Omnibus Agreement nor the non-competition arrangements have already terminated, we will agree for the remaining term of the non-competition arrangements not to provide contract operations services to the Partnership’s customers at any sites where the Partnership is providing contract operations services to them at the time of the change of control.

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Indemnification for Environmental and Other Liabilities
Under the Omnibus Agreement, we have agreed to indemnify the Partnership, for a three-year period following each applicable asset acquisition date, against certain potential environmental claims, losses and expenses associated with the ownership and operation of the assets the Partnership acquires from us that occur before that acquisition date. Our maximum liability for environmental indemnification obligations under the Omnibus Agreement cannot exceed $5 million and we will not have any obligation under the environmental or any other indemnification until the Partnership’s aggregate losses exceed $250,000. We will have no indemnification obligations with respect to environmental claims made as a result of additions to or modifications of environmental laws promulgated after such acquisition date. The Partnership has agreed to indemnify us against environmental liabilities occurring on or after the applicable acquisition date related to the Partnership’s assets to the extent we are not required to indemnify the Partnership.
Additionally, we will indemnify the Partnership for losses attributable to title defects, retained assets and income taxes attributable to pre-closing operations. The Partnership will indemnify us for all losses attributable to the post-closing operations of the assets contributed to the Partnership, to the extent not subject to our indemnification obligations. During the year ended December 31, 2016, there were no requests for indemnification by either party.
Transfer, Exchange or Lease of Compression Equipment with the Partnership
If we determine in good faith that our contract operations services business or the Partnership needs to transfer, exchange or lease compression equipment between us and the Partnership, the Omnibus Agreement permits such equipment to be transferred, exchanged or leased if it will not cause the Partnership to breach any existing contracts or to suffer a loss of revenue under an existing compression services contract or incur any unreimbursed costs. In consideration for such transfer, exchange or lease of compression equipment, the transferee will either (1) transfer to the transferor compression equipment equal in value to the appraised value of the compression equipment transferred to it; (2) agree to lease such compression equipment from the transferor; or (3) pay the transferor an amount in cash equal to the appraised value of the compression equipment transferred to it. These provisions will terminate on December 31, 2018, unless terminated earlier as discussed above.
During the year ended December 31, 2016, the Partnership transferred ownership of 462 compressor units, totaling approximately 205,000 horsepower with a net book value of approximately $92.4 million, to us. In exchange, we transferred ownership to the Partnership of 339 compressor units, totaling approximately 154,000 horsepower with a net book value of approximately $96.2 million. During the year ended December 31, 2016, the Partnership recorded capital distributions of approximately $3.8 million related to the differences in net book value on the exchanged compression equipment. No customer service agreements were included in the transfers. Under the terms of the Omnibus Agreement, such transfers must be of equal appraised value, as defined in the Omnibus Agreement, with any difference being settled in cash.
At December 31, 2016, we had equipment on lease from the Partnership with an aggregate cost and accumulated depreciation of $4.3 million and $0.7 million, respectively. For the year ended December 31, 2016, we had revenue of $0.3 million from the Partnership related to the lease of our compression equipment and cost of sales of $0.1 million with the Partnership related to the lease of its compression equipment.
Reimbursement of Operating and SG&A Expense
We provide all operational staff, corporate staff and support services reasonably necessary to run the Partnership’s business. The services provided by us may include, without limitation, operations, marketing, maintenance and repair, periodic overhauls of compression equipment, inventory management, legal, accounting, treasury, insurance administration and claims processing, risk management, health, safety and environmental, information technology, human resources, credit, payroll, internal audit, taxes, facilities management, investor relations, enterprise resource planning system, training, executive, sales, business development and engineering.
Costs incurred by us directly attributable to the Partnership are charged to the Partnership in full. Costs incurred by us that are indirectly attributable to the Partnership and our other operations are allocated among the Partnership and our other operations. The allocation methodologies vary based on the nature of the charge and include, among other things, revenue, headcount and horsepower. Included in the Partnership’s selling, general and administrative (“SG&A”) expense for the year ended December 31, 2016 was $68.8 million of indirect costs we incurred.
Under the terms of the Omnibus Agreement, the Partnership’s obligation to reimburse us for any cost of sales incurred in the operation of the Partnership’s business and any cash SG&A expense allocated to the Partnership was capped (after taking

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into account any such costs incurred and paid directly by the Partnership) through December 31, 2014. Effective January 1, 2015, these provisions of the Omnibus Agreement terminated.

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PROPOSAL 2
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP (“Deloitte”) served as our independent registered public accounting firm for the fiscal year ended December 31, 2016. The Audit Committee has selected Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2017. We are submitting the selection of Deloitte for stockholder ratification at the Annual Meeting.
Representatives of Deloitte attended all meetings of the Audit Committee in 2016. For additional information concerning the Audit Committee and its activities with Deloitte, see “Pre-Approval Policy” and “Report of the Audit Committee” following this proposal description. We expect that a representative of Deloitte will attend the Annual Meeting, and the representative will have an opportunity to make a statement if he or she so chooses. The representative will also be available to respond to appropriate questions from stockholders.
Board of Directors’ Recommendation
The Board recommends that the stockholders vote “FOR” the ratification of the reappointment of Deloitte & Touche LLP.
Vote Required
Ratification of the appointment of Deloitte as our independent registered accounting firm requires the affirmative vote of the holders of a majority of the votes cast in favor of or against the proposal, which means that the number of shares voted “for” ratification must exceed the number of shares voted “against” ratification. Abstentions and broker non-votes will have no effect on the outcome of the vote.
Our organizational documents do not require that our stockholders ratify the selection of our independent registered public accounting firm. We are requesting such ratification because we believe it is a matter of good corporate practice. If our stockholders do not ratify the selection, the Audit Committee will reconsider whether to retain Deloitte. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.

Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees for professional services rendered by Deloitte and its member firms and respective affiliates on our behalf for calendar years 2016 and 2015:

Types of Fees	2016	2015
	(In thousands)
Audit fees (1)	$1,655	$1,842
Audit-related fees (2)	427	147
Tax fees	—	55
All other fees (3)	—	6
Total fees:	$2,082	$2,050

(1)
Audit fees include fees billed by our independent registered public accounting firm related to audits and reviews of financial statements we are required to file with the SEC, audits of internal control over financial reporting, statutory audits of certain of our subsidiaries’ financial statements as required under local regulations and other services, including issuance of comfort letters and assistance with and review of documents filed with the SEC.

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(2)
Audit-related fees for 2016 include fees billed by our independent registered public accounting firm related to the restatement of previously issued financial statements during 2016. Audit-related fees for 2015 include fees related to the Spin-off.

(3)	All other fees include fees billed by our independent registered public accounting firm related to software licensing agreements.

In considering the nature of the services provided by Deloitte, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with Deloitte and our management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by (i) the SEC to implement the Sarbanes-Oxley Act of 2002, and (ii) the American Institute of Certified Public Accountants.
Pre-Approval Policy
The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services, and will not engage any other independent registered public accounting firm to render audit services, unless the service is specifically approved in advance by the Audit Committee.
The Audit Committee’s practice is to consider for approval, at its regularly scheduled meetings, all audit and non-audit services proposed to be provided by our independent registered public accounting firm. In situations where a matter cannot wait until the next regularly scheduled committee meeting, the chair of the Audit Committee has been delegated authority to consider and, if appropriate, approve audit and non-audit services. Approval of services and related fees by the Audit Committee chair is reported to the full Audit Committee at the next regularly scheduled meeting. All services performed by our independent registered public accounting firm in 2016 were pre-approved by the Audit Committee.

Report of the Audit Committee
The purpose of the Audit Committee is to assist the Board of Directors in its general oversight of Archrock, Inc.’s (“Archrock”) financial reporting, internal controls and audit functions. The Audit Committee Charter describes in greater detail the full responsibilities of the Audit Committee and is available on Archrock’s website at www.archrock.com.
The Audit Committee has reviewed and discussed the consolidated financial statements and management’s assessment and report on internal controls over financial reporting with management and Deloitte & Touche LLP (“Deloitte”), Archrock’s independent registered public accounting firm. The Audit Committee also reviewed and discussed with Deloitte its review and report on Archrock’s internal control over financial reporting. Archrock published these reports in its Annual Report on Form 10-K for the year ended December 31, 2016, which it filed with the SEC on February 23, 2017. Management is responsible for the preparation, presentation and integrity of financial statements and the reporting process, including the system of internal controls. Deloitte is responsible for performing an independent audit of Archrock’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issuing a report thereon, as well as expressing an opinion on the effectiveness of Archrock’s internal control over financial reporting. The Audit Committee monitors these processes.
The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or the independent auditors. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the independent auditors on the basis of the information it receives, discussions with management and the independent auditors, and the experience of the Audit Committee’s members in business, financial and accounting matters. In accordance with law, the Audit Committee has ultimate authority and responsibility for selecting, compensating, evaluating, and, when appropriate, replacing Archrock’s independent auditors. The Audit Committee has the authority to engage its own outside advisers, including experts in particular areas of accounting, as it determines appropriate, apart from counsel or advisers hired by management.
In this context, the Audit Committee discussed with Archrock’s internal auditors and Deloitte the overall scope and plans for their respective audits. The Audit Committee met with the internal auditors and Deloitte, with and without management

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present, to discuss the results of their examinations, their evaluations of Archrock’s internal controls, and the overall quality of Archrock’s financial reporting. Management represented to the Audit Committee that Archrock’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee reviewed and discussed the consolidated financial statements with management and Deloitte, including a discussion of the quality, not just the acceptability, of the accounting principles applied, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements. The Audit Committee also discussed with Deloitte the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect.
In addition, the Audit Committee discussed with Deloitte its independence, considered the compatibility of non-audit services with the auditors’ independence and received the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect.
Based on the reviews and discussions referred to above, the Audit Committee recommended to Archrock’s Board of Directors, and the Board has concurred, that (i) the audited financial statements be included in Archrock’s Annual Report on Form 10-K for the twelve months ended December 31, 2016, for filing with the Securities and Exchange Commission; (ii) Deloitte meets the requirements for independence; and (iii) the appointment of Deloitte for 2017 be submitted to the stockholders for ratification.
The Audit Committee of the Board of Directors
Mark A. McCollum, Chair
Anne-Marie N. Ainsworth
Wendell R. Brooks
Frances Powell Hawes
The information contained in this Report of the Audit Committee shall not be deemed to be “soliciting material,” to be “filed” with the SEC or be subject to Regulation 14A or Regulation 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed to be incorporated by reference into any filing of Archrock, except to the extent that Archrock specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

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PROPOSAL 3
APPROVAL OF THE ARCHROCK, INC. 2017 EMPLOYEE STOCK PURCHASE PLAN

We are asking out stockholders to approve the Archrock, Inc. 2017 Employee Stock Purchase Plan (the “ESPP”). On February 16, 2017, upon the recommendation of our Compensation Committee, our Board adopted the ESPP, subject to stockholder approval. The ESPP will become effective upon approval by our stockholders. The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code.
The purpose of the ESPP is to provide our employees the opportunity to purchase shares of our common stock through accumulated payroll deductions. The ESPP is intended to benefit the Company and our stockholders by attracting, retaining and motivating talented employees, which we believe to be critical for our success, and aligning the interests of participating employees with those of our stockholders. We believe that the ability to participate in our ESPP is a factor in retaining existing employees, recruiting and retaining new employees and aligning and increasing our employees’ interest in the growth and success of the Company.
Board of Directors’ Recommendation
THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE ARCHROCK, INC. 2017 EMPLOYEE STOCK PURCHASE PLAN.
Vote Required
Approval of the ESPP requires the affirmative vote of a majority of the votes cast, which means that the number of shares voted “for” approval must exceed the number of shares voted “against” approval, and the total number of votes cast must represent over 50% of the total shares outstanding as of the record date. Abstentions will have the same effect as votes cast against the proposal. Broker non‑votes, on the other hand, will not affect the outcome of the voting, except that they could prevent the total votes cast with respect to the proposal from representing a majority of the shares outstanding and entitled to vote on the proposal, in which event the amendment would not be approved.
Stockholder Approval
Stockholder approval of the ESPP is required for listing with the NYSE the shares of our common stock reserved for issuance under the ESPP. If our stockholders approve the ESPP, we intend to register the additional shares issuable pursuant thereto under the Securities Act of 1933 as soon as practicable following such approval.

Material Features of the Purchase Plan
Following is a summary of the material terms of the ESPP. This summary is qualified in its entirety by reference to the full text of the ESPP, which is attached to this Proxy Statement as Annex A.
Effectiveness and Term
As noted above, the ESPP will become effective upon approval thereof by the stockholders, and no purchases shall occur under the ESPP prior to such stockholder approval. The initial offering period under the ESPP will begin on July 1, 2017, or such later date as may be determined by the administrator of the plan.
Administration
The ESPP will be administered by our Compensation Committee which, unless otherwise determined by the Borad, will consist solely of two or more members of the Board, each of whom is intended to qualify as a “non-employee director” as defined by Rule 16b-3 of the Exchange Act and an “independent director” under the applicable exchange rules. The Board or

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the Compensation Committee may delegate to one or more employees of the Company the authority to assist in administering the ESPP, subject to the terms of the ESPP. The plan administrator has broad authority to construe the ESPP and to make determinations with respect to the terms and conditions of each purchase period under the ESPP, awards, designated subsidiaries and other matters pertaining to plan administration.
Shares Reserved for Issuance Under the ESPP
The aggregate number of shares of our common stock that may be issued pursuant to rights granted under the ESPP is 1,000,000 shares. To the extent that any right granted under the ESPP terminates for any reason without having been exercised, the shares not purchased under such right will again be available for issuance under the ESPP. The common stock made available for sale under the ESPP may be authorized but unissued shares, treasury shares or shares purchased on the open market.
Eligibility
Employees of the Company and employees of any subsidiary of the Company designated by the plan administrator (each, a “Designated Subsidiary”) are eligible to participate in the ESPP. The plan administrator has discretion to terminate the designation of a subsidiary as a Designated Subsidiary from time to time. However, an employee who owns (or is deemed to own through attribution) 5% or more of the combined voting power or value of all classes of our stock will not be allowed to participate in the ESPP. The plan administrator may also provide that certain highly-compensated, seasonal and/or part time employees may not be eligible to participate in a purchase period under the ESPP. As of the date of adoption of the ESPP, approximately 1,600 employees of us and the Designated Subsidiaries were eligible to participate in the ESPP, and the Company had not designated any non-US subsidiaries as Designated Subsidiaries.
Participation
Under the terms of the ESPP, eligible employees may generally elect to contribute and apply to the purchase of shares of common stock between 1% and 10% of their base pay during a purchase period. Eligible employees may elect to participate in the ESPP by completing and delivering an enrollment form to the plan administrator or its designee in accordance with the requirements established by the plan administrator. A participating employee may not increase or decrease his or her payroll deduction or suspend his or her payroll deductions during any purchase period. No individual participant may purchase more than 5,000 shares of common stock during any purchase period or may subscribe for more than $25,000 worth of shares under the ESPP per calendar year in which such rights to purchase stock are outstanding (together with any other employee stock purchase plan maintained by us or certain of our subsidiaries) based on the fair market value of the shares at the time the purchase right is granted. Participation in the ESPP is voluntary.
Purchase Periods
The ESPP permits eligible employees to purchase shares of our common stock at a discount to fair market value during purchase periods designated by the plan administrator. The initial purchase period will commence on July 1, 2017 (or such later date as determined by the plan administrator) and end on September 30, 2017. The subsequent purchase periods under the ESPP will be consecutive three (3) month purchase periods commencing on each January 1, April 1, July 1 and October 1 to occur following the commencement of the initial purchase period. The plan administrator may, in its discretion, choose a different offering period of not more than twenty-seven (27) months.
Share Purchases
Shares are purchased on the exercise date of each purchase period, which is the last trading day of the applicable purchase period. Unless an employee withdraws from or otherwise becomes ineligible to participate in the ESPP prior to the applicable exercise date, the employee’s right to purchase shares granted under the ESPP will be exercised automatically on the exercise date of the applicable purchase period for the largest whole number of shares that can be purchased with the deductions accumulated as of the exercise date (up to a maximum of 5,000 shares of common stock per purchase period). No fractional shares will be issued, and any cash remaining after the purchase of whole shares on an exercise date will be credited to the participant’s account and carried forward and applied to the purchase of whole shares for the next purchase period.
The plan administrator will determine the purchase price of the shares in a given purchase period, which may not be less than 85% or greater than 100% of the closing price of our common stock on the grant date of the applicable purchase period, which is the first U.S. business day of the purchase period, or on the exercise date (whichever is lower). If the plan administrator

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does not designate a purchase price for any purchase period, then the purchase price will be 95% of the lesser of the closing price of our common stock on the grant date or the exercise date of the purchase period. As of March 2, 2017, the last practicable date prior to the filing of this Proxy Statement, the closing price of our common stock on the NYSE was $13.50 per share.
If the total number of shares of common stock with respect to which rights are to be exercised exceeds the number of shares remaining available for issuance under the ESPP on the grant date or exercise date of any purchase period, the plan administrator may, in its discretion, provide for the pro-rata allocation of shares available for purchase to employees participating in such purchase period (with any remaining ESPP account balances returned to the participants) and may terminate all then-effective purchase periods.
A participant (other than an officer subject to Section 16 of the Exchange Act) may elect to withdraw from the ESPP by delivering written notice of such withdrawal to the Company at least 15 days prior to the end of any purchase period. Upon withdrawal, all of the payroll deductions then-credited to the participant’s account will be paid to the participant as soon as reasonably practicable after receipt of such notice of withdrawal, such participant’s rights for the purchase period will be terminated automatically and no further payroll deductions for the purchase of our common stock will be made for that participant during the purchase period. A participant who withdraws from the ESPP during a purchase period will be permitted to participate in subsequent purchase periods that commence after such withdrawal by delivering a new enrollment form to the Company.
No interest will accrue on the payroll deductions under the ESPP.
Termination of Eligibility and Transferability
If a participant ceases to be an eligible employee for any reason during a purchase period, he or she will be deemed to have elected to withdraw from the ESPP, and any amounts credited to the participant’s account will be returned to the participant (or his or her beneficiary in the event of his or her death). Rights granted under the ESPP are not transferable other than by will or the laws of descent and distribution and are exercisable only by the participant during the participant’s lifetime.
Adjustments; Changes in Capitalization
In the event of any dividend or distribution, recapitalization, combination of shares, merger, liquidation, dissolution or other similar corporate transaction or event that affects the shares such that an adjustment is determined by the plan administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the ESPP, the plan administrator may make equitable adjustments to the aggregate number and type of shares or other securities available for issuance under the ESPP, the share limitations under the ESPP, the classes and number of shares and the purchase price per share subject to outstanding rights under the ESPP. In the event of any corporate transaction described above or any unusual or nonrecurring transaction or event affecting the company or its financial statements, or any changes in applicable law or accounting principles, the plan administrator may take any one or more of the following actions whenever the plan administrator determines that such an action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the ESPP, to facilitate such transaction or event, or to give effect to such changes in law or accounting principles:

•	provide for the termination of outstanding rights in exchange for cash, or the replacement of outstanding rights with property selected by the plan administrator;

•
provide that outstanding rights will be assumed or substituted with similar rights covering the stock of the acquiring or succeeding corporation (or an affiliate thereof), with appropriate adjustments to the number and kind of shares and prices;

•	adjust the number and type of shares or other property subject to outstanding rights under the ESPP and/or the terms and conditions of outstanding rights and rights that may be granted in the future;

•	provide that all accumulated payroll deductions may be used to purchase shares prior to the next-occurring purchase date and that rights under the ongoing purchase period shall be terminated; and/or

•	provide that all outstanding rights will terminate without being exercised.

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Amendment and Termination
The plan administrator may terminate, suspend or amend the ESPP at any time. However, the plan administrator must obtain stockholder approval to amend the ESPP in any manner that requires approval of our stockholders under Section 423 of the Code or other applicable law or stock exchange rules. The ESPP may not be amended in any way that will cause the ESPP to no longer be an “employee stock purchase plan” within the meaning of Section 423 of the Code. The ESPP will automatically terminate upon the expiration of the purchase period during which the tenth anniversary of the date on which the ESPP is initially approved by our stockholders, unless earlier terminated. Upon termination of the ESPP, all accumulated payroll deductions will be promptly refunded to participants.
New Plan Benefits
Because the number of shares that may be purchased under the ESPP will depend on each employee’s voluntary election to participate and on the fair market value of our common stock at various future dates, it is not possible to determine the actual number of shares that may be purchased by employees in the future under the ESPP.
U.S. Federal Income Tax Consequences
The following generally summarizes the material United States federal income tax consequences to participants in the ESPP. This summary is based on the tax laws in effect as of the date of this Proxy Statement and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary below does not discuss all aspects of federal income taxation that may be relevant in light of a participant’s personal circumstances. Further, this summarized tax information is not tax advice and a participant in the ESPP should rely on the advice of his or her legal and tax advisors. Please note that the ESPP is intended to qualify as an “employee stock purchase plan” as defined in Section 423, and this summary assumes that the ESPP complies with Section 423.
Tax Consequences to Employees
For federal income tax purposes, a participant generally will not recognize taxable income upon the grant to such participant of a right under the ESPP or upon the date on which the right is exercised (i.e., the applicable exercise date). A participant will be taxed on the shares of common stock acquired under the ESPP only when the participant sells or otherwise disposes of such shares. In general, how the shares will be taxed depends on the purchase price, the sale price (or fair market value), and how long the participant holds the shares. The tax consequences depend on whether or not the participant hold the shares for (i) two years after the first day of the purchase period in which the shares were purchased and (ii) one year after the exercise date on which the shares were purchased (together, the “Holding Period”).
If a participant disposes of the shares at any time after the expiration of the Holding Period or if the participant dies while holding the shares, the participant will be taxed in the year in which he or she disposes of the shares or dies, as applicable, as follows:

•	The participant will recognize ordinary income on an amount equal to the lesser of:

◦
the excess, if any, of the fair market value of the shares of common stock on the date on which the participant disposed of such shares or the date on which the participant died, as applicable, over the amount paid for the shares, or

◦	the excess of the fair market value of the shares of common stock on the date we granted the right, over the purchase price.

•
The participant will recognize as capital gain any further gain realized by him or her when the participant disposes of the shares of common stock (after increasing the tax basis in these shares by the amount of ordinary income realized as described above).

If a participant disposes of the shares purchased pursuant to his or her rights under the ESPP before the Holding Period expires, the participant will be taxed in the year in which he or she disposes of such shares as follows:

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•
The participant will recognize ordinary income to the extent of the excess of the fair market value of such shares on the date on which such shares were purchased, over the purchase price for such shares; and

•
The participant will recognize as capital gain any further gain realized by him or her when the participant disposes of the shares of common stock (after increasing the tax basis in these shares by the amount of ordinary income realized as described above).

If the participant disposes of the shares of common stock before the Holding Period expires and the amount realized is less than the fair market value of our common stock at the time of exercise, the participant will be taxed in the year in which he or she disposes of such shares, as follows:

•
The participant will recognize ordinary income to the extent of the excess of the fair market value of such shares of common stock on the date on which he or she purchased such shares, over the purchase price for such shares; and

•	The participant will recognize a capital loss to the extent the fair market value of such shares of common stock on the exercise date exceeds the amount realized on the sale.
Tax Consequences to the Company
The Company (or any subsidiary of the Company that employs you) will be entitled to a tax deduction only to the extent that you recognize ordinary income because you dispose of the shares of common stock before the Holding Period expires.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2016, with respect to the Archrock compensation plans under which our common stock is authorized for issuance, aggregated as follows:

Plan Category	(a)Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (3)
Equity compensation plans approved by security holders(1)	653,314	$12.70	6,417,433
Equity compensation plans not approved by security holders(2)	—	—	48,022
Total	653,314		6,465,455

(1)
Comprised of the Archrock, Inc. 2013 Stock Incentive Plan (as amended, the “2013 Plan”) and the Archrock, Inc. Amended and Restated 2007 Stock Incentive Plan (as amended, the “2007 Plan”). The 2007 Plan has been terminated as to future grants. An additional 157,564 shares are available under the Archrock, Inc. Employee Stock Purchase Plan (the "Prior ESPP"), however, the Prior ESPP has been suspended as to future common stock purchases.

In addition to the outstanding options, as of December 31, 2016 there were 8,862 restricted stock units, payable in common stock upon vesting, outstanding under the 2013 Plan which have been deducted from column (c).

(2)	Comprised of the Archrock, Inc. Directors’ Stock and Deferral Plan.

(3)	Excludes number of securities to be issued upon exercise of outstanding options, warrants and rights.

The table above does not include information with respect to an equity plan we assumed from Universal (the “Universal Plan”). No additional grants may be made under the Universal Plan.

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The following equity grants are outstanding under the Universal Plan that was approved by security holders:

Plan Category	Number of Shares Reserved for Issuance Upon the Exercise of Outstanding Stock Options	Weighted- Average Exercise Price	Shares Available for Future Grants
Universal Compression Holdings, Inc. Incentive Stock Option Plan	93,642	$46.03	None

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PROPOSAL 4
ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

Pursuant to Section 14A to the Exchange Act, our stockholders are provided the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement. This proposal gives stockholders the opportunity to approve, reject or abstain from voting with respect to the compensation provided to our Named Executive Officers for 2016, as described this Proxy Statement.
As discussed in the Compensation Discussion and Analysis section of this Proxy Statement, our executive compensation program is designed to attract and retain individuals with the level of expertise and experience needed to help achieve the business objectives intended to drive both short- and long-term success and stockholder value. You are encouraged to read the detailed information concerning our executive compensation program and policies contained in the Compensation Discussion and Analysis following this proposal description, as well as the compensation-related tabular and other disclosure following the Compensation Discussion and Analysis.
Board of Directors’ Recommendation
The Board has determined to hold a “say on pay” advisory vote every year. In accordance with this determination and Section 14A of the Exchange Act, the Board recommends that stockholders vote “FOR” the following resolution:
“RESOLVED, that the stockholders of Archrock, Inc. approve, on an advisory basis, the compensation paid to its Named Executive Officers for 2016, as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”
Vote Required
Approval of Proposal 4 requires the affirmative vote of the holders of a majority of the votes cast in favor of or against the proposal, which means that the number of shares voted “for” approval must exceed the number of shares voted “against” approval. Abstentions and broker non-votes will have no effect on the outcome of the vote.
Because the vote on this proposal is advisory in nature, the outcome will not be binding on the Company, the Board or the Compensation Committee and will not affect compensation already paid or awarded. However, the Board and the Compensation Committee value the opinions of our stockholders and will take into account the outcome of the vote when considering future compensation arrangements for our Named Executive Officers.
Unless the Board modifies its determination of the frequency of future “say on pay” advisory votes, the next “say on pay” advisory vote will be held at our 2018 Annual Meeting of Stockholders.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary
2015 Say-on-Pay Results
Following four years of receiving a 90% or above approval rating from our stockholders who voted on our say-on-pay proposals, we received an approval rating of our 2015 executive compensation of just over 50% from our stockholders who voted on the say-on-pay proposal at our 2016 Annual Meeting of Stockholders (the "2016 Annual Meeting"). In response to the results of our say-on-pay vote and challenging market conditions in 2015 and 2016, we made certain changes to our 2016 executive compensation program during the latter part of 2016, as described below. In addition, led by our Chairman of the

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Board and Compensation Committee Chairman, Gordon Hall, we engaged in an outreach initiative with certain of our stockholders, representing approximately one-third of our shares outstanding, to obtain their feedback prior to finalizing our 2017 executive compensation program design. The table below sets forth the feedback we obtained from our stockholders and our responses, including the actions we took to address such feedback.

Feedback Received From Stockholders	Our Response
Unclear disclosure related to determination of short-term incentive payments
The disclosure in this proxy statement clarifies that our short-term incentive program is largely formulaic. Our Compensation Committee exercises discretion in determining the final payout under the program to ensure that such payout reflects performance during the year and that any non-recurring or unusual events do not, in the judgment of the Compensation Committee, inappropriately reward or penalize employees, including our Named Executive Officers.

Performance-based compensation as a percentage of total long-term compensation
Because the 2016 compensation program was already determined at the time of the say-on-pay vote at our 2016 Annual Meeting, the percentage of our Chief Executive Officer's performance-based compensation as a percentage of total long-term compensation was 25% in 2016. For 2017, the percentage of our Chief Executive Officer's performance-based compensation, and thus at risk based on Company performance, was increased to 40% of his total long-term compensation and was increased to 30% of the total long-term compensation of our other Named Executive Officers.

Structure of performance-based long-term incentive awards
Because the 2016 compensation program was already determined (and grants of long-term incentive awards had already been made) at the time of the say-on-pay vote at our 2016 Annual Meeting, no changes were made to the measurement period or performance factors for performance-based long-term incentive awards granted in 2016. The Compensation Committee considered stockholder feedback and chose performance factors for the 2017 performance-based long-term incentive awards that will be based upon our distributable cash flow and our three-year total stockholder return; and a corporate performance factor for the 2017 short-term incentive program that will be based upon our consolidated operating cash flow. In addition, the 2017 long-term incentive awards that are based upon total stockholder return will be subject to three-year cliff vesting.

Non-recurring items specific to 2015: Transaction-related grants Alternative performance metrics in performance-based awards
2015 presented unique compensation-related challenges due to the spin-off our international contract operations, international aftermarket services and global fabrication businesses (the “Spin-off”). In our stockholder outreach, we took the opportunity to reiterate (1) that the retention incentives granted in connection with the Spin-off were specifically designed to encourage continued service of our 2015 named executive officers up to and following the date of the Spin-off despite the uncertainty created by the transaction and, in the majority of cases, the available severance provisions in prior employment arrangements, and (2) that the performance units awarded to the 2015 named executive officers were payable based on two alternative performance goals, depending on whether the Spin-off occurred during 2015, because at the time the performance units were awarded in early 2015, the Compensation Committee did not know whether or when the Spin-off would be consummated. We believed that the compensation decisions taken in connection with the Spin-off were in the best interests of our stockholders at the time such decisions were made. The constructive feedback we received from our stockholders will be taken into account in future compensation decisions involving non-recurring items.

Chief Executive Officer pay-for-performance alignment
Although we believe total realized compensation for our Chief Executive Officer is aligned with total stockholder return, because the oil and gas industry continued to be challenged by a difficult market environment during 2016, and in light of the Company's efforts to reduce costs, all of our Named Executive Officers, including our Chief Executive Officer, voluntarily agreed to a 10% reduction in their base salaries effective in August 2016. In addition, our Chief Executive Officer voluntarily elected to forgo his payout under the 2016 short-term incentive program. The Compensation Committee expects that the increase in our Named Executive Officers' performance-based compensation as a percentage of total long-term compensation implemented in early 2017 should further align executive compensation with our pay-for-performance objectives.

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Our Best Practices
The Compensation Committee believes that our compensation program provides balanced incentives and does not create risks that are reasonably likely to have a material adverse effect on us. The Compensation Committee periodically evaluates market best practices in executive compensation, and makes appropriate modifications to our program to ensure that it continues to meet these objectives. The Compensation Committee has incorporated a number of stockholder-aligned compensation governance practices into our executive compensation program, including.

Governance
•    100% independent directors on the Compensation Committee
•    Independent compensation consultant engaged by the Compensation Committee
•    Annual review and approval of our compensation strategy and program design, including an annual market practices and peer group review

Compensation
•    Includes a mix of compensation intended to reward performance but minimize risk to the Company
•    Significant portion of executive compensation is at risk based on company performance
•    Caps on performance-based compensation

Perquisites • Limited and modest perquisites • No “single trigger” change of control benefits • No tax gross-ups for change of control benefits or other executive compensation arrangements	Policies • Three-year equity award vesting periods • Stock ownership guidelines for executive officers and directors • Prohibition on short sales, hedging, or pledging of Company securities

Components of our Named Executive Officers 2016 Compensation

The following shows the breakdown of 2016 compensation for our Chief Executive Officer and all other Named Executive Officers. These charts illustrate that the long-term equity incentive awards and performance-based components of our executive compensation program are predominate components of total compensation, and we are committed to continuing a compensation program that is more heavily weighted to performance-based compensation.

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The following illustrates that, over the past five years, our Chief Executive Officer’s realized compensation at year-end has been aligned with our total stockholder return.

Stock Options
Restricted Stock Units
Performance Units
Annual Incentive Award
Base salary
TSR Indexed to FYE 2012
Thousands
$10,000
$9,000
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$-
200%
180%
160%
140%
120%
100%
80%
60%
40%
20%
0%
$1,847
$5,320
$4,564
$3,837
$6,904
Archrock spun off Exterran Corporation during 2015
2012
2013
2014
2015
2016

Discussion of Our Fiscal 2016 Executive Compensation Program
Our named executive officers (collectively, the “Named Executive Officers”) for 2016 were:

•	D. Bradley Childers, President and Chief Executive Officer;

•	David S. Miller, Senior Vice President and Chief Financial Officer;

•	Jason G. Ingersoll, Vice President, Sales and Marketing;

•	Robert E. Rice, Senior Vice President and Chief Operating Officer; and

•	Donald C. Wayne, Senior Vice President, General Counsel and Secretary.
This Compensation Discussion and Analysis will discuss in greater detail our compensation objectives and policies, each element of compensation, how each element of compensation relates to our compensation objectives and policies, and how each element of compensation ultimately ties to our corporate strategy to strengthen Company performance and generate stockholder value.

Elements of Compensation

Our executive compensation program is designed to align our executive officers’ pay with individual and Company performance in order to achieve growth, profitability and return for our stockholders, and to attract and retain executives with the level of expertise and experience necessary to achieve our business objectives while driving short- and long-term results. The key elements of our Named Executive Officers’ compensation and the primary objectives of each are as follows:

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Key Elements of Compensation	Objectives
Base salary	Attract and retain talented executives, recognize individual roles and responsibilities and provide stable income
Annual performance-based incentive compensation	Promote short-term performance objectives and reward executives for their contributions toward achieving those objectives
Long-term incentive (“LTI”) compensation	Align executives’ interests with our stockholders’ interests, emphasize long-term financial and operational performance and aid in retention of key executives
Retirement savings, health and welfare benefits	Provide retirement income and protection against the financial hardship that can result from illness, disability or death
Severance benefit and change of control arrangements	Aid in attracting and retaining executive talent, particularly during any potential transition period due to a change of control

Compensation Philosophy and Objectives

The primary objectives of our executive compensation program are to:

•
Pay competitively — The Compensation Committee believes that, to attract, retain and motivate an effective management team with the level of expertise and experience needed to achieve consistent growth, profitability and return for our stockholders, our total compensation should be competitive with that of comparably-sized companies within the oilfield services sector and, where applicable, across a variety of industries, as further described below in “How Our Compensation Committee Determines Executive Compensation.”

•
Pay for performance — Our emphasis on performance-based, variable compensation is an important component of our overall compensation philosophy. Cash bonuses and equity-based incentive awards based on annual performance combined with time-based equity awards that vest over several years balance short-term and long-term business objectives. As shown in the graphs in our executive summary, 82% of our Chief Executive Officer’s 2016 total direct compensation (base salary plus annual cash incentive and LTI equity award (“LTI Award”) levels) and approximately 70% of our other Named Executive Officers’ 2016 total direct compensation (taken as a group) was variable, with realized value dependent upon our performance.

•
Align management’s interests with our stockholders’ interests — Our emphasis on equity-based compensation and ownership encourages executives to act strategically to drive sustainable long-term performance and enhance long-term stockholder value.

How Our Compensation Committee Determines Executive Compensation
The Compensation Committee is responsible for establishing and overseeing compensation programs that are consistent with our compensation philosophy. In carrying out this role, the Compensation Committee considers such factors as they deem relevant, including the following:

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External	Internal
Data and analysis provided by the Compensation Committee’s independent compensation consultant	Current and past total compensation, including an annual review of base salary, short-term incentive pay and the value of LTI Awards received
Feedback provided from our stockholders via our stockholder outreach and the results of our advisory say-on-pay vote	Company performance and operating unit performance (where applicable), as well as each executive’s impact on performance
Our Chief Executive Officer’s recommendations (other than with respect to his own compensation)
Each executive’s relative scope of responsibility and potential
Individual performance and demonstrated leadership
Internal pay equity considerations
Role of Compensation Consultant. For 2016, the Compensation Committee engaged Pearl Meyer, an independent third-party compensation consultant, to:

•	provide a review of market trends in executive compensation, including base salary, annual incentives, LTI Awards and total direct compensation; and

•	provide information on how trends, new rules, regulations and laws impact executive and director compensation practice and administration.
In prior years, our compensation consultant provided peer group data that was taken in consideration when the Compensation Committee reviewed the compensation of our Named Executive Officers. However, for 2016, the Compensation Committee did not solicit peer group data from Pearl Meyer due to the timing of the Spin-off in late 2015, which did not afford the Compensation Committee sufficient time to evaluate and select a new peer group appropriate for Archrock. Instead, the Compensation Committee considered an analysis provided by Pearl Meyer of data derived from a survey of 27 oilfield and drilling companies of trends in various components of executive compensation and, specifically, the impact of challenging market conditions in the oil and gas services industry on such compensation components. Based on the Pearl Meyer data, difficult market conditions and our focus on cost containment, the Compensation Committee did not consider increases in the compensation paid to our Named Executive Officers for 2016.
Pearl Meyer also provided input to the Compensation Committee in their review and determination of the appropriate performance factors for performance-based compensation awarded in 2016.

Following review and consultation with Pearl Meyer, the Compensation Committee has determined that Pearl Meyer is independent and that no conflict of interest, either currently or during 2016, results from this engagement. The Compensation Committee continues to monitor the independence of its compensation consultant on a periodic basis.
Role of Management. The most significant aspects of management’s, including our Chief Executive Officer’s, role in the compensation-setting process are:

•
recommending compensation programs, compensation policies, compensation levels and incentive opportunities that are based on analysis provided by our independent compensation consultant and are consistent with our business strategies;

•	preparing and distributing materials for Compensation Committee review and consideration;

•	recommending corporate performance goals on which performance-based compensation will be based; and

•	assisting in the evaluation of employee performance.

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Our Chief Executive Officer annually reviews the performance of each of the executive officers and recommends salary adjustments, annual cash incentives and LTI Awards for executives other than himself, which the Compensation Committee considers along with the other factors discussed above.
Base Salary
In February 2016, the Compensation Committee reviewed the base salaries of our Named Executive Officers based upon the considerations discussed above under “How Our Compensation Committee Determines Executive Compensation” and determined not to make any increases to our Named Executive Officers’ base salaries for 2016. In light of continued challenging market conditions and efforts to reduce costs, effective in August 2016, our Named Executive Officers agreed to a reduction in their base salaries by 10%. Our Named Executive Officers' 2016 base salaries, both before and after the August 2016 reduction, are as indicated below.

Executive Officer	Title	Base Salary Through July 2016 ($)	Base Salary Effective August 2016 ($)
D. Bradley Childers	President and Chief Executive Officer	800,000	720,000
David S. Miller	Senior Vice President and Chief Financial Officer	330,000	297,000
Jason G. Ingersoll	Vice President, Sales and Marketing	300,000	270,000
Robert E. Rice	Senior Vice President and Chief Operating Officer	400,000	360,000
Donald C. Wayne	Senior Vice President, General Counsel and Secretary	375,000	337,500
Annual Performance-Based Incentive Compensation
During the first quarter of each year, the Compensation Committee adopts a program to provide the short-term cash incentive element of our Named Executive Officers’ compensation for that year. In February 2016, the Compensation Committee adopted the short-term incentive program for 2016 (the “2016 Incentive Program”). Each Named Executive Officer’s cash incentive target was a specified percentage of his beginning base salary in 2016.
Due to industry and market conditions in early 2016, the Compensation Committee determined to reduce the target performance percentage for achievement of the Company performance factors, and thus the target aggregate weighted payout, from 100% to 75%. The table below presents each Named Executive Officer's 2016 cash incentive target as a specified percentage of his base salary, as well as a potential payout assuming achievement of the Company performance factor at 75%.

Executive Officer	Title	2016 Cash Incentive Target (% of base salary)	2016 Cash Incentive Target ($)	2016 Cash Incentive with Reduced Payout Target at 75%(1) ($)
D. Bradley Childers	President and Chief Executive Officer	110	880,000	660,000
David S. Miller	Senior Vice President and Chief Financial Officer	70	231,000	173,250
Jason G. Ingersoll	Vice President, Sales and Marketing	60	180,000	135,000
Robert E. Rice	Senior Vice President and Chief Operating Officer	70	280,000	210,000
Donald C. Wayne	Senior Vice President, General Counsel and Secretary	65	243,750	182,813
_______________
(1) Assumes operating unit results and individual results (as discussed below) are achieved at 100%.
Each Named Executive Officer’s potential cash payout under the 2016 Incentive Program ranged from 0% to 200% of his incentive target. No payouts would be made unless Company results, as explained below, exceeded 50% of target performance. Under the 2016 Incentive Program, the Compensation Committee determined payouts to the Named Executive Officers using the following formula:

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Company Results. As discussed above, the target performance percentage for achievement of the Company performance factors under the 2016 Incentive Program was reduced from 100% to 75%, and as shown in the table below, Company results exceeded that target and were achieved at 86%.

Performance Factor	Target Achievement (75%)	Performance Achieved $	Payout Factor	Weight	Payout Achieved
Operating Cash Flow ($ in millions)[1] calculated as consolidated EBITDA, as adjusted,[2] minus capital expenditures, cash taxes and cash interest, plus non-cash LTI, as adjusted by the decrease or increase in working capital	$172	$244	116%	50%	58%
Operating Horsepower (in millions) operating horsepower as of December 31, 2016	3.250	3.115	61%	25%	15%
Consolidated Debt Ratio consolidated debt divided by consolidated EBITDA, as adjusted[2]	4.30x	4.52x	48%	25%	12%
Aggregated Company Results the overall achievement factor for Company results would be 0% for aggregate performance achieved blow 50%					86%
_______________
1 Certain benefits achieved from capital expense reductions and working capital reductions were excluded from the calculation of Operating Cash Flow.
2 EBITDA, as adjusted, is calculated as net income (loss) excluding income (loss) from discontinued operations (net of tax), cumulative effect of accounting changes (net of tax), income taxes, interest expense (including debt extinguishment costs and gain or loss on termination of interest rate swaps), depreciation and amortization expense, impairment charges, restatement charges, restructuring charges, expensed acquisition costs and other items.

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Operating Unit Results. Under the 2016 Incentive Program, Operating Unit results are set forth in the table below.

	Sales Unit		Services Unit		Non-Operational Functional Support Unit
	Applicable to Ingersoll		Applicable to Rice		Applicable to Wayne
Performance Factor	Weight	Payout Achieved	Weight	Payout Achieved	Weight	Payout Achieved
Safety - TRIR	10%	10%	10%	10%	10%	10%
People - supervisor effectiveness	10%	10%	10%	10%	10%	10%
Contract compression horsepower bookings	30%	35%
Aftermarket services revenue	30%	10%
Horsepower stops	20%	17%
Business unit results			60%	53%
Make-ready shops results			20%	20%
Operating results					35%	32%
Sales results					15%	12%
SG&A target					30%	30%
Aggregate Operating Unit Results		82%		93%		94%

We have not disclosed our target levels with respect to the achievement of these operating unit performance factors because they are derived from internal analysis reflecting our business strategy and will not otherwise be publicly disclosed. We believe their disclosure would provide our competitors, customers and other third parties with significant insights regarding our confidential business strategies that could cause us substantial competitive harm.
Individual Performance. The Compensation Committee also considered each Named Executive Officer's individual contribution toward Company and/or operating unit performance during 2016 including, as individually applicable, implementation of operational improvements, contribution toward Company performance goals and initiatives and demonstrated leadership ability. With respect to Messrs. Miller, Ingersoll, Rice and Wayne, the Compensation Committee consulted with the Chief Executive Officer. In addition, the Compensation Committee considered the significant efforts of each executive to execute cost reductions and operational adjustments following the Spin-off, while achieving a high level of operating performance during the year despite challenging market conditions. In assessing Mr. Childers' individual performance for 2016, the Compensation Committee considered his significant efforts in successfully establishing Archrock as a new company and a new brand post-Spin-off, driving Company operational and financial results in a challenging year for the oil and gas industry, reducing company costs and implementing Company strategy, as well as his overall leadership of the management team and organization during the year. Following such assessments, the Compensation Committee determined that each Named Executive Officer met or exceeded expectations for a full individual performance payout for 2016.

2016 Incentive Program Payments. Following the end of fiscal year 2016, the Compensation Committee calculated the individual cash payments under the 2016 Incentive Program by multiplying the Named Executive Officers’ target cash incentives by the achievement percentages for the applicable Company, operating unit and individual performance factors described above, and then adding an incremental amount to reflect each executive's significant individual efforts during the year, all as set forth in the table below. In August 2016, Mr. Childers voluntarily elected to forgo his payment under the 2016 Incentive Program. As set forth below, had Mr. Childers not waived his annual short-term incentive award, he would have been eligible to receive $753,000. The Compensation Committee recognized Mr. Childers for the Company’s achievement of performance in excess of target under the 2016 Incentive Plan and gave serious consideration to paying Mr. Childers incentive compensation notwithstanding his prior waiver of any award under the 2016 Incentive Program. The Compensation Committee also noted that a portion of certain incentive compensation amounts received by Mr. Childers in prior years would not have been earned had such compensation been determined solely on the basis of the Company’s restated financial statements, although it believes that such portion would have been less than the amount of payout he otherwise earned and has forfeited under the 2016 Incentive Plan. In light of the Company’s restatement, the Compensation Committee has determined to treat Mr. Childers’ waiver of such incentive award for 2016 as an appropriate form of reimbursement of those prior amounts received by Mr. Childers.

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Executive Officer	2016 Cash Incentive Target	x	Company Performance Factor Achieved	x	Operating Unit Performance Factor Achieved	x	Individual Performance Factor Achieved	=	Payout Earned (%)	=	Payout Earned ($)	Actual Payout ($)
D. Bradley Childers	880,000		86%		N/A		100%		86%		753,000	—
David S. Miller	231,000		86%		N/A		100%		86%		198,000	210,000
Jason G. Ingersoll	180,000		86%		82%		100%		70%		126,000	130,000
Robert E. Rice	280,000		86%		93%		100%		80%		224,000	225,000
Donald C. Wayne	243,750		86%		94%		100%		80%		196,000	200,000
Long-Term Incentive Compensation
Our Compensation Committee believes that awarding a meaningful portion of our Named Executive Officers’ total compensation in the form of LTI Awards aligns our executives’ interests with our stockholders’ interests, emphasizes long-term financial and operational performance and helps to retain key executives. For 2016, the Compensation Committee made grants of:

•	Archrock Restricted Stock to encourage retention and incentivize our key employees to work toward long-term performance goals by aligning their interests with our stockholders’ interests;

•
Archrock Performance Awards encourage long-range planning through performance factors designed to focus key employees on performance improvements and initiatives and reward sustained stockholder value creation; and

•	Partnership Phantom Units with distribution equivalent rights (“DERs”) emphasize our growth objectives with respect to the Partnership. DERs are the right to receive cash distributions on the units.
Grants of restricted stock and performance awards during calendar year 2016 were made under the Archrock, Inc. 2013 Stock Incentive Plan (as amended, the “2013 Stock Incentive Plan”), which was approved by our stockholders in April 2013. The 2013 Stock Incentive Plan is administered by our Compensation Committee. Awards of Partnership phantom units were made from the Archrock Partners, L.P. Long-Term Incentive Plan (as amended, the “Partnership Plan”), which is administered by the compensation committee of Archrock GP LLC, the Partnership’s managing general partner.
The Compensation Committee generally establishes its schedule for making annual LTI Awards several months in advance, and does not make such awards based on knowledge of material nonpublic information. This practice results in awards typically being granted on a regular, predictable cycle, after earnings information has been disseminated to the marketplace. Equity-based awards are occasionally granted at other times during the year, such as upon the hiring of a new employee or following the promotion of an employee. In some instances, the Compensation Committee may be aware, at the time grants are made, of matters or potential developments that are not ripe for public disclosure at that time but that may result in public announcement of material information at a later date. LTI Awards are granted and valued based on the market closing price of our common stock or the Partnership’s common units on the date of approval by the applicable compensation committee.
2016 LTI Awards. In determining the 2016 LTI Awards for each Named Executive Officer, the Compensation Committee considered the factors discussed above under “How Our Compensation Committee Determines Executive Compensation,” and also reviewed share utilization with respect to the 2013 Stock Incentive Plan, potential overhang and burn rate under various award scenarios. Based on challenging market conditions, including an uncertain economic environment within our industry, the annual LTI Awards made by the Compensation Committee in March 2016 to our Named Executive Officers (excluding Mr. Ingersoll, who was appointed to a new role at the time of the Spin-off) had aggregate grant date values that were 8% to 10% lower than the amounts awarded to our Named Executive Officers in March 2015. Due to his expanded role with us following the Spin-off, the value of the 2016 LTI Awards granted to Mr. Ingersoll was increased by approximately 27% over the value of his 2015 awards.
Because our stock price experienced significant volatility in 2015 and early 2016, and also due to our stock price at the time LTI Awards were made in March 2016, the Compensation Committee determined that the award of stock options at the then-current stock price would significantly increase our burn rate under our 2013 Stock Incentive Plan. Therefore, the Compensation Committee determined not to award stock options in 2016 and instead approved a mix of 2016 LTI Awards for our Named Executive Officers that included restricted stock, performance units and Partnership phantom units. These awards

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were made in March 2016, and all of the awards time-vest one-third per year over a three-year period from the date of grant, subject to continued service through the vesting date. In addition, LTI Awards may be subject to accelerated vesting as described below under “Potential Payments upon Termination or Change of Control.”
Restricted Stock. The Compensation Committee awarded restricted stock to our Named Executive Officers in 2016. Under the terms of the 2013 Stock Incentive Plan, dividend equivalent rights are paid on all unvested shares of restricted stock as and when they are paid to our common stockholders.

2016 Performance Units. The performance units awarded to the Named Executive Officers in 2016 (the “2016 Performance Units”) became payable based on achievement of the following performance factors (subject to the time-vest requirements described above):

Performance Factor	Target Achievement (100%)	Performance Achieved	Payout Factor	Weight	Weighted Payout Achieved
Operating Cash Flow ($ in millions)[1] calculated as consolidated EBITDA, as adjusted,[2] minus capital expenditures, cash taxes and cash interest, plus non-cash LTI, as adjusted by the decrease or increase in working capital	$172	$244	183%	50%	92%
Operating Horsepower (in millions) operating horsepower at December 31, 2016	3.250	3.115	73%	25%	18%
Consolidated Debt Ratio consolidated debt divided by consolidated EBITDA, as adjusted[2]	4.30	4.52x	45%	25%	11%
Aggregated Results the payout is 0% for aggregate performance achieved below 50%; payout is capped at 150%					121%
_______________
1 Certain benefits achieved from capital expense reductions and working capital reductions were excluded from the calculation of Operating Cash Flow.
2 EBITDA, as adjusted, is calculated as net income (loss) excluding income (loss) from discontinued operations (net of tax), cumulative effect of accounting changes (net of tax), income taxes, interest expense (including debt extinguishment costs and gain or loss on termination of interest rate swaps), depreciation and amortization expense, impairment charges, restatement charges, restructuring charges, expensed acquisition costs and other items.

The earned 2016 Performance Units are based on a target performance percentage of 100% for achievement of the performance factors listed above, as well as a different scaling for achievement of the performance factors than the scaling under the 2016 Incentive Program, and are payable in cash based on the market closing price of our common stock on the applicable vesting date. In addition, the 2016 Performance Units were granted with tandem dividend equivalents, which are accrued during the performance period and are paid if and when the applicable performance measures are achieved and the 2016 Performance Units become earned. See the "Grants of Plan-Based Awards Table for 2016" below for more information about the 2016 Performance Units awarded to our Named Executive Officers.
As indicated in the Executive Summary, because the grants of LTI Awards had already been made at the time of the say-on-pay vote at our 2016 Annual Meeting, no changes were made to the performance factors or measurement period for performance-based long-term incentive awards granted in 2016. The Compensation Committee considered stockholder feedback and chose performance factors for the 2017 performance-based LTI Awards that will be based upon our distributable cash flow and our three-year total stockholder return; in contrast, the corporate performance factor for the 2017 short-term incentive program will be based upon our consolidated operating cash flow. In addition, the 2017 LTI Awards that are based upon our total stockholder return will be subject to three-year cliff vesting.
Phantom Units. During 2016, our Named Executive Officers received an award of Partnership phantom units with DERs, granted by the Archrock GP LLC Compensation Committee. The DERs are paid as and when distributions are paid to the Partnership’s common unit holders.

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Retirement Savings, Health and Welfare Benefits
Our Named Executive Officers participate in our company-sponsored benefit programs on generally the same basis as other salaried employees. These benefits are designed to provide retirement income and protection against the financial hardship that can result from illness, disability or death.
Retirement Savings Plan. The Archrock 401(k) Plan allows certain employees who are U.S. citizens, including our Named Executive Officers, to defer a portion of their eligible salary, up to the Code maximum deferral amount, on a pre-tax basis or on a post-tax (Roth) basis. Participants make contributions to an account maintained by an independent trustee and direct how those contributions are invested. We match 100% of a participant’s contribution to a maximum of 1% of his or her annual eligible compensation, plus 50% of the participant’s contribution from 2% to a maximum of 6% of his or her annual eligible compensation, for a total company match of up to 3.5% of annual eligible compensation. Participants vest in our matching contributions after two years of employment.
Deferred Compensation Plan. The Archrock Deferred Compensation Plan (the “Deferred Compensation Plan”) allows certain key employees who are U.S. citizens, including our Named Executive Officers, to defer receipt of their compensation, including up to 100% of their salaries and bonuses, and be credited with Company contributions designed to serve as a make-up for the portion of the employer-matching contribution that cannot be made under the Archrock 401(k) Plan due to Code limits. Participants generally must make elections relating to compensation deferrals and plan distributions in the year preceding that in which the compensation is earned. Contributions to the Deferred Compensation Plan are self-directed investments in the various funds available under the plan. There are thus no interest calculations or earnings measures other than the performance of the investment funds selected by the participant. Participants direct how their contributions are invested and may change these elections at any time, provided that such changes in elections comply with Section 409A of the Code.
Health and Welfare Benefit Plans. We maintain a standard complement of health and welfare benefit plans for our employees, including our Named Executive Officers, which provide medical, dental and vision benefits, health savings and flexible spending accounts, short-term and long-term disability insurance, accidental death and dismemberment insurance and life insurance coverage. These benefits are provided to our Named Executive Officers on the same terms and conditions as they are provided to our other employees.
Perquisites. As in prior years, the only perquisite provided to our Named Executive Officers was tax preparation and planning services, a taxable benefit. Company policy prohibits tax gross-ups on perquisites.
Executive Employment and 2016 Compensation Letters
Employment Letters. In connection with the Spin-off, on November 3, 2015, each of Messrs. Childers, Miller, Ingersoll, Rice and Wayne, who served as our executive officers following the Spin-off, entered into employment letters with us (the “Employment Letters”), which set forth the applicable executive’s title and reporting relationship, base salary, annual target incentive and eligibility for annual equity awards. Under the Employment Letters, each Named Executive Officer is eligible for an annual base salary, annual short-term incentive target and annual equity award value, which annual short-term incentive and annual equity award value are subject to annual review in the discretion of our Compensation Committee. In addition, each Employment Letter provides that the applicable executive is eligible to participate in all employee benefit plans maintained by the Company for the benefit of its executives generally. Pursuant to his Employment Letter, Mr. Ingersoll received a cash retention payment of $73,920 in 2016, which was designed to encourage the continued service of Mr. Ingersoll up to and following the date of the Spin-off despite the uncertainty created by the transaction.
2016 Compensation Letters. In light of market conditions in 2016 and actions taken by the Company to reduce costs, including reductions to the Company’s staffing levels, and to improve cash flow, each of Named Executive Officers entered into compensation letters (the “Compensation Letters”) with the Company on August 3, 2016, which provide for a 10% reduction in each executive’s annual base salary. In addition, pursuant to his Compensation Letter, Mr. Childers voluntarily waived his annual short-term incentive award under the Company’s 2016 Incentive Program.
Under each executive’s Compensation Letter, if an executive incurs a qualifying termination of employment under his severance benefit agreement with the Company or his change of control agreement with the Company, then, for purposes of calculating the applicable executive’s severance payments and benefits under his severance benefit agreement or change of control agreement (as applicable), the Company will apply the executive’s pre-reduction base salary and, for Mr. Childers, the target short-term incentive opportunity that would have otherwise applied to Mr. Childers with respect to fiscal year 2016. In

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addition, each such executive waived his right to resign for "good reason" (as defined in their respective severance benefit and change of control agreements) in connection with the compensation reductions described in the Compensation Letters.
Severance Benefit Agreements and Change of Control Arrangements
Severance Benefit and Change of Control Agreements. We have entered into severance benefit agreements and change of control agreements with each of our Named Executive Officers. Our Compensation Committee believes that severance and change of control agreements are necessary to attract and retain executive talent and are, therefore, a customary part of executive compensation. Our change of control agreements are structured as “double trigger” agreements. In other words, the change of control alone does not trigger benefits; rather, benefits are paid only if the executive incurs a qualifying termination of employment within six months before or 18 months following a change of control. See “Potential Payments upon Termination or Change of Control,” below, for a description of the terms of the change of control agreements and the severance benefit agreements with our Named Executive Officers during 2016, as well as estimates of the potential payouts under those agreements.
Equity Plans. All outstanding awards granted to employees under our 2013 Stock Incentive Plan and the Partnership Plan are structured as “double trigger” arrangements - that is, the grantee is only entitled to accelerated vesting in connection with a change in control if the grantee incurs a qualifying termination of employment within 18 months following the change in control. See “Potential Payments upon Termination or Change of Control,” below, for more information about equity vesting under various circumstances.
Other Policies and Considerations
Stock Ownership Requirements. The Compensation Committee believes that stock ownership requirements closely align our officers’ interests with those of our stockholders by ensuring our officers have a meaningful ownership stake in our Company. Our Named Executive Officers are required to hold an aggregate amount of our common stock and Partnership common units with a market value of at least three times his annual base salary (for our Chief Executive Officer, five times his annual base salary). In connection with the November 2015 Spin-off, which resulted in a decrease in the market value of our common stock, our stock ownership policy was reset as of the effective time of the Spin-off to allow our executive officers a period of five years following the Spin-off to comply with this policy. Our Compensation Committee reviews the stock ownership of our Named Executive Officers annually as of June 30.
Prohibition on Hedging and Pledging. Company policy prohibits all employees and directors from entering into any transaction designed to hedge or offset any decrease in the market value of our equity securities, including purchasing financial instruments (such as variable forward contracts, equity swaps, collars or exchange funds), or otherwise trading in market options (such as puts or calls), warrants, or other derivative instruments of our equity securities. In addition, our Named Executive Officers and directors may not pledge, hypothecate or otherwise encumber shares of the Company's common stock as collateral for indebtedness.
Tax and Accounting Considerations
Section 162(m) of the Code. Section 162(m) of the Code generally disallows the deductibility of certain compensation expenses in excess of $1,000,000 to any one executive officer within a fiscal year. Compensation that is “performance-based” is excluded from this limitation. For compensation to be “performance-based,” it must meet certain criteria, including performance goals approved by our stockholders and, in certain cases, objective targets based on performance goals approved by our stockholders. We believe that maintaining the discretion to evaluate the performance of our executive officers through the use of performance-based compensation is an important part of our responsibilities and benefits our stockholders, even if it may be non-deductible under Section 162(m) of the Code. The Compensation Committee, in coordination with management, periodically assesses the potential application of Section 162(m) of the Code on incentive compensation awards and other compensation decisions.
Section 280G of the Code. Section 280G of the Code disallows a tax deduction for excess parachute payments to certain executives of companies that undergo a change of control. In addition, Section 4999 of the Code imposes a 20% excise tax on the individual with respect to the excess parachute payment. Parachute payments are compensation linked to or triggered by a change of control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from LTI plans including stock options and other equity-based compensation. Excess parachute payments are parachute payments that exceed a threshold determined under Section 280G of the Code based on the executive’s prior compensation. Since 2009, we have had a policy of prohibiting tax gross-ups on income attributable to change

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of control agreements and other executive benefit agreements, which is discussed further in “Potential Payments upon Termination or Change of Control,” below.
Section 409A of the Code. Section 409A of the Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and directors to accelerated income tax liabilities, substantial additional taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefit plans and arrangements for all of our employees and directors, including our Named Executive Officers, so that they are either exempt from, or satisfy the requirements of, Section 409A of the Code.
Accounting for Stock-Based and Unit-Based Compensation. We have followed Financial Accounting Standards Board Accounting Standards Codification 718, “Stock Compensation” (“ASC 718”) in accounting for stock-based and unit-based compensation awards. ASC 718 requires companies to calculate the grant date “fair value” of their stock-based and unit-based awards using a variety of assumptions. ASC 718 also requires companies to recognize the compensation cost of their stock-based and unit-based awards in their income statements over the period that an employee is required to render service in exchange for the award. We expect that we will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
Submitted by the Compensation Committee of the Board of Directors
Gordon T. Hall, Chair
J.W.G. Honeybourne
James H. Lytal
Mark A. McCollum

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COMPENSATION TABLES

Summary Compensation Table for 2016
The following table shows the compensation paid during the years shown to our Named Executive Officers.

Name and Title	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(4)		All Other Compensation ($)(5)	Total ($)
D. Bradley Childers,	2016	769,231	—	2,999,997	—	753,000	(6)	383,376	4,905,604
President and Chief	2015	800,000	—	5,300,002	—	500,000		205,409	6,805,411
Executive Officer	2014	765,385	—	2,359,485	907,457	2,000,000		243,543	6,275,870
David S. Miller, Senior	2016	317,309	—	499,999	—	210,000		79,004	1,106,312
Vice President and	2015	330,000	132,027	817,985	—	325,000		44,809	1,649,821
Chief Financial Officer
Jason G. Ingersoll,	2016	288,462	73,920	299,999	—	130,000		40,260	832,641
Vice President, Sales and Marketing
Robert E. Rice,	2016	384,616	—	600,005	—	225,000		104,523	1,314,144
Senior Vice President	2015	400,001	396,039	1,453,969	—	181,000		57,257	2,488,266
and Chief Operating Officer	2014	386,155	—	464,765	178,748	825,000		57,962	1,912,630
Donald C. Wayne,	2016	360,577	—	499,999	—	200,000		74,428	1,135,004
Senior Vice President,	2015	375,001	132,030	817,984	—	350,000		44,822	1,719,837
General Counsel and Secretary	2014	369,231	—	544,498	—	500,000		56,390	1,470,119

(1)
Amounts reported in this column reflect base salaries earned on a fiscal year basis. As discussed above under “Base Salary,” effective August 2016, all of our Named Executive Officers agreed to a voluntary reduction in their base salaries by 10%.

(2)
The amount in this column for 2016 represents a cash retention payment awarded in 2015 in connection with the Spin-off. The award was made pursuant to Mr. Ingersoll’s Employment Letter and was designed to encourage continued service of Mr. Ingersoll up to and following the date of the Spin-off despite the uncertainty created by the transaction.

(3)
The amounts in this column for 2016 represent the grant date fair value of (a) restricted shares of our common stock, (b) 2016 Performance Units at target level, and (c) Partnership phantom units, awarded and recognized by the Partnership. The grant date fair values of the 2016 Performance Units at maximum level were as follows: Mr. Childers: $1,125,003; Mr. Miller: $187,496; Mr. Ingersoll: $112,498; Mr. Rice: $225,004; and Mr. Wayne: $187,496. The grant date fair value of these awards was calculated in accordance with ASC 718, Compensation-Stock Compensation (“ASC 718”). For a discussion of valuation assumptions, see Note 17 to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2016.

(4)
For Messrs. Miller, Ingersoll, Rice and Wayne, the amounts in this column for 2016 represent cash payments under the 2016 Incentive Program, which covered the compensation measurement and performance year ended December 31, 2016, and were paid during the first quarter of 2017.

(5)	The amounts in this column for 2016 include the following:

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Name	401(k) Plan Company Contribution ($)(a)	Deferred Compensation Plan Company Contribution ($)(b)	DERs / Dividends ($)(c)	Other ($)(d)	Total ($)
D. Bradley Childers	9,275	244	367,457	6,400	383,376
David S. Miller	9,275	681	65,317	3,731	79,004
Jason G. Ingersoll	9,275	—	27,026	3,959	40,260
Robert E. Rice	9,275	—	91,693	3,555	104,523
Donald C. Wayne	9,275	744	59,909	4,500	74,428

(a)	The amounts shown represent the Company’s matching contributions for 2016.

(b)
Our Named Executive Officers could contribute up to 100% of their base pay and bonus to the Deferred Compensation Plan, and the Company made certain matching contributions designed to serve as a make-up for the portion of the employer matching contributions that cannot be made under our 401(k) plan due to Code limits.

(c)
Represents cash payments pursuant to (i) dividends on unvested restricted shares of the Company’s common stock awarded under the Amended and Restated 2007 Stock Incentive Plan (the "2007 Stock Incentive Plan") and the 2013 Stock Incentive Plan, (ii) dividend equivalents accrued in 2016 which were paid in March 2017 on unvested 2016 Performance Units awarded under the 2013 Stock Incentive Plan as finally determined by the Compensation Committee following conclusion of the 2016 performance period, and (iii) DERs on unvested Partnership phantom units awarded under the Partnership Plan.

(d)
Represents taxable reimbursement of tax preparation and financial planning services and, for Messrs. Miller, Ingersoll and Rice, a payment by the Company of $500 to their health savings account provided to all employees who elected to open such account.

(6)
As discussed above under "Annual Performance-Based Incentive Compensation," Mr. Childers voluntarily waived his payment under the 2016 Incentive Program, and thus received no payment for the compensation measurement and performance period ended December 31, 2016 under the 2016 Incentive Program.

Grants of Plan-Based Awards for 2016
The following table shows the short- and long-term incentive plan awards granted to the Named Executive Officers in 2016.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/SH)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
D. Bradley Childers	3/4/2016	440,000	880,000	1,760,000	—	123,153	184,729		—	—	750,002
	3/4/2016							246,305(4)			1,499,997
	3/4/2016							95,633(5)			749,998
David S. Miller	3/4/2016	115,500	231,000	462,000	—	20,525	30,787		—	—	124,997
	3/4/2016							41,051(4)			250,001
	3/4/2016							15,944(5)			125,001
Jason G. Ingersoll	3/4/2016	90,000	180,000	360,000	—	12,315	18,472		—	—	74,998
	3/4/2016							24,631(4)			150,003
	3/4/2016							9,566(5)			74,997
Robert E. Rice	3/4/2016	140,000	280,000	560,000	—	24,631	36,946		—	—	150,003
	3/4/2016							49,261(4)			299,999
	3/4/2016							19,133(5)			150,003
Donald C. Wayne	3/4/2016	121,875	243,750	487,500	—	20,525	30,787		—	—	124,997
	3/4/2016							41,051(4)			250,001
	3/4/2016							15,944(5)			125,001

(1)
The amounts in these columns show the range of potential payouts under the 2016 Incentive Program. The actual payouts under the plan were determined in February 2017 and paid in March 2017, as shown in the Summary

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Compensation Table for 2016, above. As discussed above under “Annual Performance-Based Incentive Compensation,” Mr. Childers voluntarily elected to forfeit his payment under the 2016 Incentive Program and, accordingly, did not receive payment of any short-term incentive for 2016.

(2)
The amounts in these columns show the range of potential payouts of 2016 Performance Units awarded as part of the 2016 LTI Award. “Target” is 100% of the number of 2016 Performance Units awarded. “Threshold” is the lowest possible payout (0% of the grant), and “Maximum” is the highest possible payout (150% of the grant). See “Long-Term Incentive Compensation - 2016 Performance Units” for a description of the 2016 Performance Units.

(3)
The grant date fair value of performance units, restricted stock, and Partnership phantom units is calculated in accordance with ASC 718. For a discussion of valuation assumptions, see Note 17 (Stock-Based Compensation and Awards) to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2016.

(4)	Shares of restricted stock awarded under the 2013 Stock Incentive Plan that vest one-third per year over a three-year period, subject to continued service through each vesting date.

(5)	Partnership phantom units awarded under the Partnership Plan that vest one-third per year over a three-year period, subject to continued service through each vesting date.

Outstanding Equity Awards at Fiscal Year-End for 2016
The following table shows our Named Executive Officers’ equity awards and equity-based awards denominated in our common stock and Partnership common units outstanding at December 31, 2016.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Yet Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Yet Vested ($)

D. Bradley Childers	13,360		46.03	6/12/2017
	32,335		13.92	2/28/2017
	33,772		13.96	3/4/2018
	219,258		6.25	12/12/2018			5,075(4)	66,990(3)
	90,404		15.32	3/4/2020	375,231(2)	4,953,049(3)	22,536(6)	297,475(3)
	41,556	22,335(1)	25.18	3/4/2021	122,371(5)	1,962,831(8)	149,039(7)	1,967,315(3)

David S. Miller	11,498		13.81	8/12/2017	67,291(2)	888,241(3)	846(4)	11,167(3)
	13,162		13.96	3/4/2018	20,395(5)	327,136(8)	3,756(6)	49,579(3)
							24,839(7)	327,879(3)

Jason G. Ingersoll					32,572(2)	429,950(3)	361(4)	4,765(3)
					9,566(5)	153,439(8)	1,604(6)	21,173(3)
							14,903(7)	196,720(3)

Robert E. Rice	3,996		13.96	3/4/2018
	29,855		8.79	3/4/2019			1,000(4)	13,200(3)
	18,734		15.32	3/4/2020	95,929(2)	1,266,263(3)	4,438(6)	58,582(3)
	8,185	5,650(1)	25.18	3/4/2021	24,393(5)	391,264(8)	29,808(7)	393,471(3)

Donald C. Wayne	7,356		46.03	6/12/2017	69,826(2)	921,703(3)	846(4)	11,167(3)
					16,545(5)	265,382(8)	3,756(6)	49,579(3)
							24,839(7)	327,879(3)

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(1)
Stock options awarded under the 2013 Stock Incentive Plan that vest at the rate of one-third per year beginning on March 4, 2015, subject to continued service through each vesting date, with a term of seven years following the grant date.

(2)
Includes the following awarded under the 2013 Stock Incentive Plan: (a) shares of restricted stock that vest at the rate of one-third per year beginning on the initial vesting date shown below and (b) retention restricted stock awards granted in connection with the Spin-off, which were intended to incentivize such executives to remain in employment with us up to and following the Spin-off, as follows:

•	Mr. Childers’ retention restricted stock award was 33% vested on the date of grant, vested 33% on November 3, 2016, and will vest 34% on November 3, 2017

•	Messrs. Rice, Miller and Wayne's retention restricted stock awards vested 50% on November 3, 2016 and will vest 50% on November 3, 2017.
Restricted stock awards are subject to the applicable individual’s continued service through each vesting date.

Name	Unvested Shares	Initial Vesting Date
D. Bradley Childers	7,346	3/4/2015
	67,610	3/4/2016
	53,970	11/4/2015
	246,305	3/4/2017
David S. Miller	2,449	3/4/2015
	1,888	9/22/2015
	11,268	3/4/2016
	10,635	11/3/2016
	41,051	3/4/2017
Jason G. Ingersoll	1,522	3/4/2015
	6,419	3/4/2016
	24,631	3/4/2017
Robert E. Rice	1,447	3/4/2015
	13,316	3/4/2016
	31,905	11/3/2016
	49,261	3/4/2017
Donald C. Wayne	3,116	3/4/2015
	15,024	3/4/2016
	10,635	11/3/2016
	41,051	3/4/2017

(3)	Based on the market closing price of our common stock on December 31, 2016: $13.20.

(4)
Performance units awarded under the 2013 Stock Incentive Plan that vest at the rate of one-third per year beginning on March 4, 2015, subject to continued service through each vesting date. Amounts shown are the actual number of units earned, as determined by the Compensation Committee following the conclusion of the applicable performance period.

(5)	Phantom units awarded under the Partnership Plan that vest at the rate of one-third per year beginning on the initial vesting date shown below, subject to continued service through each vesting date.

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Name	Unvested Units	Initial Vesting Date
D. Bradley Childers	9,016	3/4/2015
	17,692	3/4/2016
	95,663	3/4/2017
David S. Miller	1,503	3/4/2015
	2,948	3/4/2016
	15,944	3/4/2017
Jason G. Ingersoll	9,566	3/4/2017
Robert E. Rice	1,776	3/4/2015
	3,484	3/4/2016
	19,133	3/4/2017
Donald C. Wayne	601	3/4/2015
	15,944	3/4/2017

(6)
Performance units awarded under the 2013 Stock Incentive Plan that vest at the rate of one-third per year beginning on March 4, 2016, subject to continued service through each vesting date. Amounts shown are the actual number of units earned, as determined by the Compensation Committee following the conclusion of the applicable performance period.

(7)
Performance units awarded under the 2013 Stock Incentive Plan that vest at the rate of one-third per year beginning on March 4, 2017, subject to continued service through each vesting date. Amounts shown are the actual number of units earned, as determined by the Compensation Committee following the conclusion of the applicable performance period.

(8)	Based on the market closing price of the Partnership’s common units on December 31, 2016: $16.04.

Option Exercises and Stock Vested for 2016
The following table shows the value realized by the Named Executive Officers upon stock option exercises and stock award vesting of equity awards covering our common stock and Partnership common units during 2016.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares and Units Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
D. Bradley Childers	—	—	158,529	1,271,685
David S. Miller	—	—	32,015	266,492
Jason G. Ingersoll	—	—	9,208	56,077
Robert E. Rice	—	—	52,587	486,437
Donald C. Wayne	—	—	34,334	263,586

(1)	Includes our restricted stock and Partnership phantom units that vested during 2016.

(2)
The value realized for vested awards was determined by multiplying the fair market value of the restricted stock (market closing price of our common stock on the vesting date) or Partnership phantom units (market closing price of the Partnership’s common units on the vesting date) by the number of shares or units that vested. Shares and units vested on various dates throughout the year; therefore, the value listed represents the aggregate value of all shares and units that vested for each Named Executive Officer in 2016.

Nonqualified Deferred Compensation for 2016
The following table shows the Named Executive Officers’ compensation for 2016 under our nonqualified deferred compensation plan.

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Name	Executive Contributions in Last Fiscal Year ($)	Company Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings (Losses) in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
D. Bradley Childers	—	244	13,709	—	253,552
David S. Miller	—	681	158	—	10,371
Jason G. Ingersoll	—	—	540	—	21,787
Robert E. Rice	—	—	258	—	16,529
Donald C. Wayne	—	744	2,454	—	64,654

(1)
The amounts in this column represent Company contributions to each of Messrs. Childers, Ingersoll, Miller, Rice and Wayne's Deferred Compensation Plan account earned in 2016 but paid in the first quarter of 2017. These amounts are included in “All Other Compensation” in the Summary Compensation Table for 2016, above, but are not included in “Aggregate Balance at Last Fiscal Year End.”

Under our Deferred Compensation Plan, eligible employees are permitted to defer receipt of up to 100% of their base salary, annual bonus and, if designated by the plan administrator, regular commissions. We also make certain employer matching contributions designed to serve as a make-up for the portion of the employer matching contributions that cannot be made under our 401(k) plan due to Code limits. The amounts deferred under each participant’s Deferred Compensation Plan account are deemed to be invested in investment alternatives chosen by the participant from a range of choices established by the plan administrator. The balances of participant accounts are adjusted to reflect the gains or losses that would have been obtained if the participant contributions had actually been invested in the applicable investment alternatives.
Participants may elect to defer the distribution of their account balances until the occurrence of a specified future date or event, including: (i) a future date while the participant is employed by us, as specified by the participant, (ii) the participant’s separation from service (within the meaning of Section 409A of the Code), including due to death, or (iii) the participant’s disability. Participants may also elect whether to receive distributions of their account balances in a single lump-sum amount or in annual installments to be paid over a period of two to ten years.
Payment of a participant’s account will be made or commence, as applicable, as follows:

•
for lump sum payments, on the earlier of: (x) in the case of a specified in-service date, January 1 of such year and (y) in the case of a separation from service or disability, the date of the participant’s separation of service or, if earlier, disability and

•
for installment payments, the earlier of: (x) in the case of a specified in-service date, January 1 of such year and (y) in the case of a separation from service or disability, January 1 of the calendar year immediately following the date of the participant’s separation of service or, if earlier, disability.

The Deferred Compensation Plan is administered by our Compensation Committee. The Deferred Compensation Plan is an unfunded plan for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. We have also established a “rabbi trust” to satisfy our obligations under the Deferred Compensation Plan.

Potential Payments upon Termination or Change of Control
Severance Benefit Agreements. We have entered into severance benefit agreements with each of our Named Executive Officers. Each such agreement provides that if the executive’s employment is terminated by us without cause or by the executive with good reason at any time through the term of the agreement (one year, to be automatically renewed for successive one-year periods until notice of non-renewal is given by either party), he will receive a lump sum payment in cash on the 35th day after the termination date equal to the sum of:

•	his annual base salary then in effect;

•	his target annual incentive bonus opportunity for the termination year; and

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•	a pro-rated portion of his target annual incentive bonus opportunity for the termination year based on the length of time during which he was employed during such year; and

•	any earned but unpaid annual incentive award for the fiscal year ending prior to the termination date.

In addition, the executive would be entitled to:

•
the accelerated vesting as of the termination date of that portion of his outstanding unvested (i) Archrock equity, equity-based or cash awards, (ii) Partnership phantom units (subject to the consent of the Archrock GP LLC compensation committee) and (iii) equity, equity-based or cash awards denominated in shares of Exterran Corporation’s common stock (subject to the consent of the Exterran Corporation compensation committee), in each case, that was scheduled to vest within 12 months following the termination date; and

•	continued coverage under our medical benefit plans for him and his eligible dependents for up to one year following the termination date.

Each executive’s entitlement to the payments and benefits under his severance benefit agreement is subject to his execution of a waiver and release for our benefit. In addition, each executive is subject to non-disparagement restrictions following termination.
Change of Control Agreements. We have entered into change of control agreements with each of our Named Executive Officers. Each such agreement provides that if the executive’s employment is terminated by us other than for cause, death or disability, or by the executive for good reason (in each case, a “Qualifying Termination”), within six months before or 18 months following a change of control (as defined in the change of control agreements), he would receive a cash payment within 60 days after the termination date equal to:

•	two times (three times in the case of Mr. Childers) his current annual base salary plus two times (three times in the case of Mr. Childers) his target annual incentive bonus opportunity for that year;

•	a pro-rated portion of the target annual incentive bonus opportunity for the termination year based on the length of time during which the executive was employed during such year;

•	any earned but unpaid annual incentive award for the fiscal year ending prior to the termination date; and

•
two times the total of the Company contributions that would have been credited to him under the Archrock 401(k) Plan and any other deferred compensation plan had he made the required amount of elective deferrals or contributions during the 12 months immediately preceding the termination month.

In addition, the executive would be entitled to:

•	any amount previously deferred, or earned but not paid, by him under the incentive and nonqualified deferred compensation plans or programs as of the termination date;

•	continued coverage under our medical benefit plans for him and his eligible dependents for up to two years following the termination date;

•
the accelerated vesting of all his Archrock unvested stock options, restricted stock, restricted stock units or other stock-based awards, all Partnership common units, unit appreciation rights, unit awards or other unit-based awards and all cash-based incentive awards and all Exterran Corporation equity, equity-based or cash awards.

Our change of control agreements do not provide for tax gross-ups. Instead, the agreements include a Section 280G “best pay” provision pursuant to which in the event any payments or benefits received by the executive would be subject to an excise tax under Section 4999 of the Code, the executive will receive either the full amount of his payments or a reduced amount such that no portion of the payments is subject to the excise tax (whichever results in the greater after-tax benefit to the executive).
Each executive’s entitlement to the payments and benefits under his change of control agreement is also subject to his execution of a waiver and release for our benefit. In addition, in the event an executive receives payments from the Company under his change of control agreement, such executive will be subject to confidentiality, non-disclosure, non-solicitation and non-competition restrictions for two years following a termination of his employment.

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Vesting of Equity-Based Incentives
Upon a Change of Control. The award agreements for all outstanding equity awards provide that no portion of the award shall be subject to accelerated vesting solely upon a change of control. Instead, such awards will be subject to accelerated vesting only if a Qualifying Termination occurs within eighteen months following a change of control.
Upon a Termination Due to Death or Disability. The award agreements for all outstanding equity awards provide that, upon a termination due to death or disability, the award will accelerate in full. Performance units will accelerate in full based on (i) the achievement of the applicable performance goals if such goals have been determined as of the date of termination or (ii) achievement at the target performance level if the applicable performance goals have not been determined as of the date of termination.
Potential Payments. The following tables show the potential payments to the Named Executive Officers upon a theoretical termination of employment or change of control (as applicable) occurring on December 31, 2016. The amounts shown assume an Archrock common stock value of $13.20 per share, a common stock value of $23.90 per share of Exterran Corporation’s common stock and a Partnership common unit value of $16.04 per unit (the December 31, 2016 market closing prices, respectively). The actual amount paid out to an executive upon an actual termination or change of control can only be determined at the time of such event.

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Potential Payments upon Termination or Change of Control

Name	Termination Due to Death or Disability ($)(1)	Termination Without Cause or Resignation with Good Reason ($)(2)		Change of Control Without a Qualifying Termination ($)	Change of Control with a Qualifying Termination ($)
D. Bradley Childers
Cash Severance	—	2,560,000	(3)	—	5,920,000	(4)
Stock Options (5)	—	—		—	—
Restricted Stock (6)	5,040,834	2,427,124		—	5,040,834
Phantom Units (7)	1,164,841	411,929		—	1,164,841
Performance Awards (8)	2,050,743	818,259		—	2,050,743
Other Benefits (9)	—	15,649		—	120,145
Total Pre-Tax Benefit	8,256,418	6,232,961		—	14,296,563
David S. Miller
Cash Severance	—	792,002	(3)	—	1,353,003	(4)
Stock Options (5)	—	—		—	—
Restricted Stock (6)	940,056	504,439		—	940,056
Phantom Units (7)	194,132	68,651		—	194,132
Performance Awards (8)	341,786	136,377		—	341,786
Other Benefits (9)	—	13,591		—	72,143
Total Pre-Tax Benefit	1,475,975	1,515,059		—	2,901,121
Jason G. Ingersoll
Cash Severance	—	660,000	(3)	—	1,140,000	(4)
Stock Options (5)	—	—		—	—
Restricted Stock (6)	448,138	189,020		—	448,138
Phantom Units (7)	102,287	34,096		—	102,287
Performance Awards (8)	192,822	73,864		—	192,822
Other Benefits (9)	—	15,355		—	56,725
Total Pre-Tax Benefit	743,247	972,334		—	1,939,972
Robert E. Rice
Cash Severance	—	960,002	(3)	—	1,640,004	(4)
Stock Options (5)	—	—		—	—
Restricted Stock (6)	1,283,566	762,184		—	1,283,566
Phantom Units (7)	232,532	82,168		—	232,532
Performance Awards (8)	408,861	162,817		—	408,861
Other Benefits (9)	—	7,638		—	54,980
Total Pre-Tax Benefit	1,924,959	1,974,809		—	3,619,943
Donald C. Wayne
Cash Severance	—	862,500	(3)	—	1,481,250	(4)
Stock Options (5)	—	—		—	—
Restricted Stock (6)	958,939	498,532		—	958,939
Phantom Units (7)	170,489	56,830		—	170,489
Performance Awards (8)	341,786	136,377		—	341,786
Other Benefits (9)	—	15,649		—	81,039
Total Pre-Tax Benefit	1,471,215	1,569,888		—	3,033,503

(1)	“Disability” is defined in the Partnership’s form of award agreement for phantom units and in the 2007 Stock Incentive Plan and the 2013 Stock Incentive Plan for all other equity awards.

(2)	“Cause” and “Good Reason” are defined in the severance benefit agreements.

(3)
If the executive had been terminated without Cause or resigned with Good Reason on December 31, 2016, under his severance benefit agreement, his cash severance would consist of (i) the sum of his base salary and his target annual

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incentive bonus (calculated as a percentage of his annual base salary for 2016), plus (ii) his target annual incentive bonus (calculated as a percentage of his annual base salary for 2016).

(4)
If the executive had been subject to a Change of Control followed by a Qualifying Termination (as defined in his change of control agreement) on December 31, 2016, under his change of control agreement his cash severance would consist of (i) two times (three times for Mr. Childers) the sum of his base salary and his target annual incentive bonus (calculated as a percentage of his annual base salary for 2016), plus (ii) his target annual incentive bonus (calculated as a percentage of his annual base salary for 2016).

(5)
The amounts in this row represent the value of the accelerated vesting of the executive’s unvested, in-the-money options to purchase our and Exterran Corporation’s common stock, based on the respective December 31, 2016 market closing prices of our and Exterran Corporation’s common stock.

(6)
The amounts in this row represent the value of the accelerated vesting of the executive’s unvested restricted stock of Archrock and Exterran Corporation, based on the respective December 31, 2016 market closing prices of our and Exterran Corporation’s common stock.

(7)
The amounts in this row represent the value of the accelerated vesting of the executive’s unvested Partnership phantom units, based on the December 31, 2016 market closing price of the Partnership’s common units.

(8)
The amounts in this row represent the value of the accelerated vesting of the executive’s unvested performance awards of Archrock and Exterran Corporation, based on the respective December 31, 2016 market closing price of our and Exterran Corporation’s common stock.

(9)
The amounts in this row represent each Named Executive Officer’s right to the payment, as applicable, of (i) medical benefit premiums for a one-year period in the event of a termination without Cause or voluntary resignation for Good Reason, or (ii) medical benefit premiums for a two-year period and two times the Company contributions for the preceding 12 months under the 401(k) Plan and deferred compensation plan in the event of a change of control followed by a Qualifying Termination.

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PROPOSAL 5
ADVISORY VOTE ON THE FREQUENCY OF FUTURE STOCKHOLDER ADVISORY VOTES ON EXECUTIVE COMPENSATION

Section 14A of the Exchange Act, requires that we provide our stockholders with the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently we should hold an advisory vote on the compensation of our Named Executive Officers. Stockholders may indicate whether they would prefer that we conduct advisory votes on executive compensation every year, every two years or every three years. Stockholders may also abstain from casting a vote on this proposal.
Our stockholders voted on the frequency of a stockholder advisory vote most recently in 2011.
Board of Directors’ Recommendation
After careful consideration, the Board recommends that stockholders vote on the compensation of our Named Executive Officers on an annual basis. Our Board believes an annual vote is the most appropriate option because it would enable our stockholders to provide us with input regarding the compensation of our Named Executive Officers on a more timely basis and is consistent with our desire to engage with our stockholders. The Board requests that our stockholders elect to approve our executive compensation "every year" in the following resolution:

“RESOLVED, that the stockholders of Archrock, Inc. determine, on an advisory basis, the preferred frequency of an advisory vote on the executive compensation of the Company’s Named Executive Officers as set forth in the Company’s proxy statement should be [every year, every two years or every three years].”

Vote Required
The frequency option (every year, every two years or every three years) that receives a plurality of votes cast on this proposal will be deemed the preferred option of our stockholders. Abstentions will not be counted as votes cast.

This proposal is not considered a “routine” matter and, therefore, if a brokerage firm holds your shares, it will not have discretionary authority to vote your shares unless you provide instructions to your broker using one of the methods described in the Proxy Statement.

Because this vote is advisory in nature and non-binding on the Company, the Board may decide to hold an advisory vote on Named Executive Officer compensation on a more or less frequent basis. However, the Board and the Compensation Committee value the opinions expressed by stockholders and will take into account the outcome of the vote when considering future compensation arrangements for our Named Executive Officers.

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ADDITIONAL INFORMATION

2018 Annual Meeting of Stockholders
Any stockholder proposal that is intended for inclusion in our Proxy Statement for our 2018 Annual Meeting of Stockholders must be received by our Secretary no later than November 18, 2017.
Our bylaws establish an advance-notice procedure for stockholder proposals or director nominations to be brought before an annual meeting but not included in our Proxy Statement. Under these bylaw provisions, we must receive written notice of a stockholder proposal or director nomination to be brought before the 2018 Annual Meeting of Stockholders on or after November 18, 2017 and no later than December 18, 2017 for that proposal or nomination to be considered timely. Stockholder proposals and director nominations brought under these bylaw provisions must include the information required under our bylaws, including the following:

•
a description of the material terms of certain derivative instruments to which the stockholder or the beneficial owner, if any, on whose behalf the nomination or proposal is being made is a party, a description of the material terms of any proportionate interest in our shares or derivative instruments held by a general or limited partnership in which such person is a general partner or beneficially owns an interest in a general partner, and a description of the material terms of any performance-related fees to which such person is entitled based on any increase or decrease in the value of our shares or derivative instruments; and

•
with respect to a nomination of a director, a description of the material terms of all direct and indirect compensation and other material monetary arrangements during the past three years, and any other material relationships between or among the proponent of the nomination and his or her affiliates, on the one hand, and each proposed nominee and his or her affiliates, on the other hand, including all information that would be required to be disclosed pursuant to Rule 404 promulgated under the SEC’s Regulation S-K if the proposing person were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant.

A stockholder submitting a proposal or director nomination under our bylaw provisions must, among other things:

•	include the name and address of the stockholder, and the number of our shares that are, directly or indirectly, owned beneficially and of record by the stockholder;

•
state whether the stockholder intends to deliver a proxy statement and form of proxy to holders of a sufficient number of voting shares to carry the proposal or to elect the nominee or nominees, as applicable;

•	be a stockholder of record as of the time of giving the notice and at the time of the meeting at which the proposal or nomination will be considered and include a representation to that effect; and

•	update and supplement the required information 10 business days prior to the date of the meeting.
These requirements in our bylaws are in addition to the SEC’s requirements with which a stockholder must comply to have a stockholder proposal included in our Proxy Statement. Stockholders may obtain a copy of our bylaws by making a written request to our Secretary.
Stockholder proposals and nominations of directors must be delivered to our principal executive office at 16666 Northchase Drive, Houston, Texas 77060, Attention: Secretary.

Communication with the Board
Stockholders or other interested parties may communicate with the entire Board or any individual member of the Board by writing to our Corporate Secretary at the address provided below. All written inquiries will be immediately forwarded as directed. In addition, any concern or inquiry may be communicated to the Audit Committee or the Board by calling our compliance hotline at 1-844-870-4894.

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Company Documents
We will provide to any stockholder or potential investor, without charge, upon written or oral request, by first class mail or other equally prompt means, a copy of this Proxy Statement or Annual Report on Form 10-K for the year ended December 31, 2016. These documents are also available on our website at www.archrock.com.

Company Contact Information
The Company's Corporate Secretary and Investor Relations Departments can be contacted at: Archrock, Inc., 16666 Northchase Drive, Houston, Texas 77060, by telephone at (281) 836-8000 or by email to investor.relations@archrock.com.

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Annex A

ARCHROCK, INC.
2017 EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I
PURPOSE

The purposes of this Archrock, Inc. 2017 Employee Stock Purchase Plan are to assist Eligible Employees of the Company and its Designated Subsidiaries in acquiring a stock ownership interest in the Company pursuant to a plan which is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Code, and to help Eligible Employees provide for their future security and to encourage them to remain in the employment of the Company and its Designated Subsidiaries.
ARTICLE II
DEFINITIONS AND CONSTRUCTION
Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates. Masculine, feminine and neuter pronouns are used interchangeably and each comprehends the others.
2.1    “Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article X. The term “Administrator” shall refer to the Committee unless the Board has assumed the authority for administration of the Plan as provided in Article X.

2.2    “Applicable Law” shall mean the requirements relating to the administration of equity incentive plans under U.S. federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws and rules of any foreign country or other jurisdiction where rights under this Plan are granted, including, without limitation, the applicable provisions of the Code, the Securities Act and the Exchange Act.

2.3    “Board” shall mean the Board of Directors of the Company.

2.4    “Code” shall mean the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

2.5    “Common Stock” shall mean the common stock of the Company, par value $0.01 per share, and such other securities of the Company that may be substituted therefor pursuant to Article VII.

2.6    “Company” shall mean Archrock, Inc., a Delaware corporation, or any successor corporation.

2.7    “Compensation” of an Eligible Employee shall mean (a) for a salaried Eligible Employee, the regular basic salary or wages, and commissions, paid by the Company or a Designated Subsidiary for services performed by such Eligible Employee which are computed on a weekly, monthly, annual or other comparable basis, before any payroll deductions for taxes or any other purposes; and (b) for an hourly Eligible Employee, wages and overtime paid by the Company or a Designated Subsidiary for services performed by such Eligible Employee which are computed on a biweekly or other comparable basis, before any payroll deductions for taxes or any other purposes; provided, however, that Compensation shall not include (in the case of either (a) or (b) above) shift premiums, bonuses and other special payments, incentive payments, pension benefits, severance pay, foreign service premiums or other foreign assignment uplifts, any other extraordinary compensation, or Company or Designated Subsidiary contributions to a

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retirement plan or any other deferred compensation or employee benefit plan or program of the Company or any Designated Subsidiary.

2.8    “Corporate Transaction” shall mean (i) any stock dividend, stock split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, (ii) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets (other than a normal cash dividend), issuance of rights or warrants to purchase securities or (iii) any other corporate transaction or event having an effect similar to any of the foregoing. The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Corporate Transaction has occurred pursuant to the foregoing definition, the date of the occurrence of such Corporate Transaction and any incidental matters relating thereto.

2.9    “Designated Subsidiary” shall mean any Subsidiary designated by the Administrator as eligible to participate in the Plan in accordance with Section 10.3(b).

2.10    “Effective Date” shall mean the date the Plan is approved by the Company’s stockholders.

2.11    “Eligible Employee” shall mean an Employee who does not, immediately after any rights under this Plan are granted, own (directly or through attribution) stock possessing five percent (5%) or more of the total combined voting power or value of all classes of Common Stock and other stock of the Company or any Subsidiary (as determined under Section 423(b)(3) of the Code). For purposes of the foregoing sentence, the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock that an Employee may purchase under outstanding options shall be treated as stock owned by the Employee; provided, however, that the Administrator may determine that an Employee shall not be eligible to participate in a Purchase Period if: (i) such Employee is a highly compensated employee within the meaning of Section 423(b)(4)(D) of the Code, (ii) such Employee has not met a service requirement designated by the Administrator pursuant to Section 423(b)(4)(A) of the Code (which service requirement may not exceed two years), (iii) such Employee’s customary employment is for twenty (20) hours or less per week, (iv) such Employee’s customary employment is for less than five (5) months in any calendar year and/or (v) such Employee is a citizen or resident of a foreign jurisdiction and the grant of a right to purchase Common Stock under the Plan to such Employee would be prohibited under the laws of such foreign jurisdiction or the grant of a right to purchase Common Stock under the Plan to such Employee in compliance with the laws of such foreign jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code, as determined by the Administrator in its sole discretion; provided, further, that any exclusion in clauses (i), (ii), (iii), (iv) or (v) shall be applied in an identical manner under each Purchase Period to all Employees, in accordance with Treasury Regulation Section 1.423-2(e).

2.12    “Employee” shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Designated Subsidiary. “Employee” shall not include any director of the Company or a Designated Subsidiary who does not render services to the Company or a Designated Subsidiary as an employee within the meaning of Section 3401(c) of the Code. For purposes of the Plan, the Administrator has discretion to determine whether the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or Designated Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-1(h)(2); provided, however, that where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three (3)-month period.

2.13    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.14    “Expiration Date” shall mean the tenth (10th) anniversary of the date on which the Plan is initially approved by the stockholders of the Company.

2.15    “Fair Market Value” of a share of Common Stock shall mean, as of any date, (i) if the Common Stock is listed on a national securities exchange or quoted on the New York Stock Exchange (“NYSE”), the closing

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sales price of a share of Common Stock on that date, or if no prices are reported on that date, on the last preceding day on which the Common Stock was traded, as reported by such exchange or NYSE, as the case may be; and (ii) if the Common Stock is not listed on a national securities exchange or quoted on the NYSE, but is traded in the over-the-counter market, the average of the bid and asked prices for a share of Common Stock on the most recent date on which the Common Stock was publicly traded. In the event the Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its Fair Market Value shall be made by the Administrator in such manner as it deems appropriate.

2.16    “Insider” shall mean any officer of the Company or a Designated Subsidiary who is subject to the reporting requirements of Section 16 of the Exchange Act.

2.17    “Offering Date” shall mean the first Trading Day of each Purchase Period.

2.18    “Participant” shall mean any Eligible Employee who has executed an enrollment form and been granted rights to purchase Shares pursuant to the Plan.

2.19    “Plan” shall mean this Archrock, Inc. 2017 Employee Stock Purchase Plan, together with any sub-plans or appendices hereto, as each may be amended and/or restated from time to time.

2.20    “Purchase Date” shall mean the last Trading Day of each Purchase Period.

2.21    “Purchase Period” shall mean each three (3)-month period commencing on each January 1st, April 1st, July 1st and October 1st to occur during the term of the Plan following the Effective Date, or such other period as determined by the Administrator; provided, however, that the initial Purchase Period after the Effective Date shall be set by the Administrator and may be, in the Administrator’s discretion, for a period of less than three (3) months. In no event may the duration of any Purchase Period exceed twenty-seven (27) months.

2.22    “Purchase Price” shall mean the purchase price designated by the Administrator for each Purchase Period, which purchase price shall not be less than eighty-five percent (85%), or greater than one hundred percent (100%), of the Fair Market Value of a Share on the Offering Date or the Purchase Date, whichever is lower; provided, however, that in the event that no purchase price is designated by the Administrator for a Purchase Period, the purchase price for such Purchase Period shall be ninety-five percent (95%) of the Fair Market Value of a Share on the Offering Date or the Purchase Date, whichever is lower; provided, further, that the Purchase Price may be adjusted by the Administrator pursuant to Article VII and shall not be less than the par value of a Share.

2.23    “Securities Act” shall mean the Securities Act of 1933, as amended.

2.24    “Share” shall mean a share of Common Stock.

2.25    “Subsidiary” shall mean any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the determination, each of the corporations other than the last corporation in an unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; provided, however, that a limited liability company or partnership may be treated as a Subsidiary to the extent either (a) such entity is treated as a disregarded entity under Treasury Regulation Section 301.7701-3(a) by reason of the Company or any other Subsidiary that is a corporation being the sole owner of such entity, or (b) such entity elects to be classified as a corporation under Treasury Regulation Section 301.7701-3(a) and such entity would otherwise qualify as a Subsidiary.

2.26    “Trading Day” shall mean a day on which the NYSE or such other national stock exchanges in the United States on which the Common Stock is traded are open for trading.

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ARTICLE III
SHARES SUBJECT TO THE PLAN

3.1    Number of Shares. Subject to Article VII, the aggregate number of Shares that may be issued pursuant to rights granted under the Plan shall be one million (1,000,000) Shares. If any right granted under the Plan shall for any reason terminate without having been exercised, the Shares not purchased under such right shall again become available for issuance under the Plan.

3.2    Stock Distributed. Any Shares distributed pursuant to the Plan may consist, in whole or in part, of authorized and unissued Common Stock, treasury stock or Common Stock purchased on the open market.

ARTICLE IV
ELIGIBILITY AND PARTICIPATION

4.1    Eligibility. Any Eligible Employee who shall be employed by the Company or a Designated Subsidiary on a given Offering Date for a Purchase Period shall be eligible to participate in the Plan during such Purchase Period, subject to the requirements of this Article IV and the limitations imposed by Section 423(b) of the Code.

4.2    Enrollment in Plan.

(a)    Any Eligible Employee who is employed by the Company or a Designated Subsidiary as of an Offering Date in a given Purchase Period shall be eligible to participate in the Plan during such Purchase Period, subject to the requirements of Articles V and VI hereof and the limitations imposed by Code Section 423(b), by delivering an enrollment form in the form provided by the Company to the Administrator (or its designee) in accordance with the administrative requirements and any limitations (including, without limitation, any applicable limitation on when such enrollment forms must be delivered) established by the Administrator.

(b)    Each enrollment form shall designate either (i) a whole percentage of such Eligible Employee’s Compensation or (ii) or a fixed dollar amount, in either case, to be withheld by the Company or the Designated Subsidiary employing such Eligible Employee on each payday during the Purchase Period as payroll deductions under the Plan. In either event, the designated percentage or fixed dollar amount may not be less than one percent (1%) and may not be more than ten percent (10%) as payroll deductions. The payroll deductions made for each Participant shall be credited to an account for such Participant under the Plan and shall be deposited with the general funds of the Company.

(c)    A Participant may withdraw from the Plan during any Purchase Period as provided in Article VI, but may not make any other change during a Purchase Period and, specifically, a Participant may not increase or decrease the percentage of Compensation or the fixed dollar amount designated in his or her enrollment form or suspend his or her payroll deductions during a Purchase Period.

Except as otherwise determined by the Administrator (in accordance with Section 4.7 below or otherwise), a Participant may participate in the Plan only by means of payroll deduction and may not make contributions by lump sum payment for any Purchase Period.

4.3    Payroll Deductions. Payroll deductions for a Participant shall commence on the first payroll date following the Offering Date and shall end on the last payroll date in the Purchase Period to which the Participant’s authorization is applicable, unless sooner terminated by the Participant as provided in Article VI or suspended by the Administrator as provided in Section 4.6.

4.4    Effect of Enrollment. A Participant’s timely completion and delivery of an enrollment form will enroll such Participant in the Plan and shall continue in effect for each subsequent Purchase Period on the terms contained therein, until the Participant (a) submits a new enrollment form at least fifteen (15) days prior to the next subsequent Purchase Period in which the Participant is eligible to participate, (b) withdraws from participation under the Plan as

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provided in Article VI or (c) otherwise becomes ineligible to participate in the Plan.

4.5    Limitation on Purchase of Shares. An Eligible Employee may be granted rights under the Plan only if such rights, together with any other rights granted to such Eligible Employee under “employee stock purchase plans” of the Company or any Subsidiary, as specified by Section 423(b)(8) of the Code, do not permit such employee’s rights to purchase stock of the Company or any Subsidiary to accrue at a rate that exceeds $25,000 of the fair market value of such stock (determined as of the first day of the Purchase Period during which such rights are granted) for each calendar year in which such rights are outstanding at any time. This limitation shall be applied in accordance with Section 423(b)(8) of the Code.

4.6    Decrease or Suspension of Payroll Deductions. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 4.5 or the other limitations set forth in this Plan, a Participant’s payroll deductions may be suspended by the Administrator at any time during a Purchase Period. The balance of the amount credited to the account of each Participant that has not been applied to the purchase of Shares by reason of Section 423(b)(8) of the Code, Section 4.5 or the other limitations set forth in this Plan shall be paid to such Participant in one lump sum in cash as soon as reasonably practicable after the Purchase Date.
4.7    Foreign Employees. In order to facilitate participation in the Plan, the Administrator may provide for such special terms applicable to Participants who are citizens or residents of a foreign jurisdiction, or who are employed by a Designated Subsidiary outside of the United States, as the Administrator may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Such special terms may not be more favorable than the terms of rights granted under the Plan to Eligible Employees who are residents of the United States. Moreover, the Administrator may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose. No such special terms, supplements, amendments or restatements shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.
4.8    Leave of Absence. The Administrator may establish administrative policies regarding a Participant’s rights to continue to participate in the Plan in the event of such Participant’s leave of absence (including any such leave of absence meeting the requirements of Treasury Regulation Section 1.421-1(h)(2)).
ARTICLE V
GRANT AND EXERCISE OF RIGHTS

5.1    Grant of Rights. On the Offering Date of each Purchase Period, each Eligible Employee participating in such Purchase Period shall be granted a right to purchase Shares, subject to the limits in Section 4.5, representing the right to buy, on the Purchase Date of such Purchase Period (at the applicable Purchase Price), a number of whole Shares determined by dividing (a) such Participant’s payroll deductions accumulated prior to such Purchase Date and retained in the Participant’s account as of the Purchase Date, by (b) the applicable Purchase Price (rounded down to the nearest Share); provided, however, that in no event shall any Participant be permitted to purchase with respect to any one Purchase Period more than 5,000 Shares (subject to adjustment under Article VII). The right shall expire on the earlier of (x) the Purchase Date of the applicable Purchase Period and (y) the date on which the Participant withdraws from the Plan in accordance with Section 6.1 or Section 6.3.

5.2    Exercise of Rights. On each Purchase Date, each Participant’s accumulated payroll deductions will be applied to the purchase of whole Shares, up to the maximum number of Shares permitted pursuant to the terms of the Plan, at the Purchase Price. No fractional Shares shall be issued upon the exercise of rights granted under the Plan. Any cash in lieu of fractional Shares remaining after the purchase of whole Shares upon exercise of a purchase right will be credited to a Participant’s account and carried forward and applied toward the purchase of whole Shares for the next following Purchase Period. Shares issued pursuant to the Plan may be evidenced in such manner as the Administrator may determine and may be issued in certificated form or issued pursuant to book-entry procedures.

5.3    Pro Rata Allocation of Shares. If the Administrator determines that, on a given Purchase Date, the

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number of Shares with respect to which rights are to be exercised may exceed (a) the number of Shares that were available for issuance under the Plan on the Offering Date of the applicable Purchase Period, or (b) the number of Shares available for issuance under the Plan on such Purchase Date, the Administrator may in its sole discretion provide that the Company shall make a pro rata allocation of the Shares available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants for whom rights to purchase Shares are to be exercised pursuant to this Article V on such Purchase Date, and shall either (i) continue all Purchase Periods then in effect, or (ii) terminate any or all Purchase Periods then in effect pursuant to Article VIII. The Company may make pro rata allocation of the Shares available on the Offering Date of any applicable Purchase Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company’s stockholders subsequent to such Offering Date. The balance of the amount credited to the account of each Participant that has not been applied to the purchase of Shares shall be paid to such Participant in one lump sum in cash as soon as reasonably practicable after the Purchase Date.

5.4    Withholding. At the time a Participant’s rights under the Plan are exercised, in whole or in part, or at the time some or all of the Shares issued under the Plan is disposed of, the Participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, that arise upon the exercise of the right or the disposition of the Shares. At any time, the Company may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company to meet applicable withholding obligations.

5.5    Conditions to Issuance of Shares. The Company shall not be required to issue or deliver any certificate or certificates for, or make any book entries evidencing, Shares purchased upon the exercise of rights under the Plan prior to fulfillment of all of the following conditions:

(a)    The admission of such Shares to listing on all stock exchanges, if any, on which the Common Stock is then listed;

(b)    The completion of any registration or other qualification of such Shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, that the Administrator shall, in its absolute discretion, deem necessary or advisable;

(c)    The obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable;

(d)    The payment to the Company of all amounts that it is required to withhold under federal, state or local law upon exercise of the rights, if any;

(e)    The lapse of such reasonable period of time following the exercise of the rights as the Administrator may from time to time establish for reasons of administrative convenience; and

(f)    With respect to Participants who are foreign nationals or residents of, or employed in, non-U.S. jurisdictions, any other condition(s) required under Applicable Law for the issuance or delivery of Shares in the applicable non-U.S. jurisdiction.

ARTICLE VI
WITHDRAWAL; CESSATION OF ELIGIBILITY

6.1    Withdrawal. A Participant (other than an Insider) may withdraw all but not less than all of the payroll deductions credited to his or her account and not yet used to exercise his or her rights under the Plan at any time by giving written notice to the Company in a form acceptable to the Company no later than fifteen (15) days prior to the end of any Purchase Period. All of the Participant’s payroll deductions credited to his or her account during a Purchase Period shall be paid to such Participant as soon as reasonably practicable after receipt of notice of withdrawal and such Participant’s rights for the Purchase Period shall be automatically terminated, and no further payroll deductions for the purchase of Shares shall be made for such Purchase Period. If a Participant withdraws from a Purchase Period,

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payroll deductions shall not resume at the beginning of the next Purchase Period unless the Participant timely delivers to the Company a new enrollment form.

6.2    Future Participation. A Participant’s withdrawal from a Purchase Period shall not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or a Designated Subsidiary or in subsequent Purchase Periods that commence after the termination of the Purchase Period from which the Participant withdraws.

6.3    Cessation of Eligibility. Upon a Participant ceasing to be an Eligible Employee for any reason, he or she shall be deemed to have elected to withdraw from the Plan pursuant to this Article VI and the payroll deductions credited to such Participant’s account during the Purchase Period shall be paid to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 11.4, as soon as reasonably practicable, and such Participant’s rights for the Purchase Period shall be automatically terminated.

ARTICLE VII
ADJUSTMENTS UPON CHANGES IN STOCK

7.1    Changes in Capitalization. Subject to Section 7.3, in the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), Corporate Transaction, reorganization, merger, amalgamation, consolidation, combination, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event, as determined by the Administrator, affects the Shares such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any outstanding purchase rights under the Plan, the Administrator shall make equitable adjustments, if any, to reflect such change with respect to (a) the aggregate number and type of Shares (or other securities or property) that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 and the limitations on the maximum number of Shares that may be purchased under Section 5.1); (b) the class(es) and number of Shares and price per Share subject to outstanding rights; and (c) the Purchase Price with respect to any outstanding rights.

7.2    Other Adjustments. Subject to Section 7.3, in the event of any transaction or event described in Section 7.1 or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate (including without limitation any Corporate Transaction), or of changes in Applicable Law or accounting principles, the Administrator, in its discretion, and on such terms and conditions as it deems appropriate, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any right under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(a)    To provide for either (i) termination of any outstanding right in exchange for an amount of cash, if any, equal to the amount that would have been obtained upon the exercise of such right had such right been currently exercisable or (ii) the replacement of such outstanding right with other rights or property selected by the Administrator in its sole discretion;

(b)    To provide that the outstanding rights under the Plan shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar rights covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(c)    To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding rights under the Plan and/or in the terms and conditions of outstanding rights and rights that may be granted in the future;

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(d)    To provide that Participants’ accumulated payroll deductions may be used to purchase Shares prior to the next occurring Purchase Date on such date as the Administrator determines in its sole discretion and the Participants’ rights under the ongoing Purchase Period(s) shall be terminated; and

(e)    To provide that all outstanding rights shall terminate without being exercised.

7.3    No Adjustment Under Certain Circumstances. No adjustment or action described in this Article VII or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to fail to satisfy the requirements of Section 423 of the Code.

7.4    No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Administrator under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to outstanding rights under the Plan or the Purchase Price with respect to any outstanding rights.

ARTICLE VIII
AMENDMENT, MODIFICATION AND TERMINATION

8.1    Amendment, Modification and Termination. The Administrator may amend, suspend or terminate the Plan at any time and from time to time; provided, however, that approval of the Company’s stockholders shall be required to amend the Plan to the extend required under Section 423 of the Code or other Applicable Law. For the avoidance of doubt, approval of the Company’s stockholders shall be required to amend the Plan to: (a) increase the aggregate number, or change the type, of shares that may be sold pursuant to rights under the Plan under Section 3.1 (other than an adjustment as provided by Article VII); (b) change the Designated Subsidiaries or the Employees who may be granted rights under the Plan; or (c) change the Plan in any manner that would cause the Plan to no longer be an “employee stock purchase plan” within the meaning of Section 423(b) of the Code.

8.2    Certain Changes to Plan. Without stockholder consent and without regard to whether any Participant rights may be considered to have been adversely affected, to the extent permitted by Section 423 of the Code, the Administrator shall be entitled to change the Purchase Periods, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of payroll withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Shares for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion to be advisable that are consistent with the Plan.

8.3    Actions In the Event of Unfavorable Financial Accounting Consequences. In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to: (a) altering the Purchase Price for any Purchase Period including a Purchase Period underway at the time of the change in Purchase Price; (b) shortening any Purchase Period so that the Purchase Period ends on a new Purchase Date, including a Purchase Period underway at the time of the Administrator action and (c) allocating Shares. Such modifications or amendments shall not require stockholder approval or the consent of any Participant.

8.4    Payments Upon Termination of Plan. Upon termination of the Plan, the balance in each Participant’s Plan account shall be refunded as soon as practicable after such termination, without any interest thereon.

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ARTICLE IX
TERM OF PLAN

9.1    The Plan shall become effective on the Effective Date. The Plan shall be submitted to the stockholders of the Company for approval within twelve months following the date the Plan is first approved by the Board. No right may be granted under the Plan prior to such stockholder approval. No rights may be granted under the Plan during any period of suspension of the Plan or after termination of the Plan. The Plan shall terminate upon the expiration of the Purchase Period during which Expiration Date occurs, unless earlier terminated in accordance herewith or unless the Company’s stockholders do not approve the Plan in accordance with this Article IX. For the avoidance of doubt, the Purchase Period during which the Expiration Date occurs shall continue in effect until the expiration of such Purchase Period, but no new Purchase Periods shall commence on or following the Expiration Date.

ARTICLE X
ADMINISTRATION

10.1    Administrator. The Administrator of the Plan shall be the Compensation Committee of the Board (unless the Board delegates administration of the Plan to another committee or a subcommittee of the Board ) (any such committee, the “Committee”). The Board may at any time vest in the Board any authority or duties for administration of the Plan. Unless otherwise determined by the Board, the Committee shall consist solely of two or more members of the Board, each of whom is intended to qualify as a “non-employee director” as defined by Rule 16b-3 of the Exchange Act and an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, in each case, to the extent required under such provision. The Committee may delegate administrative tasks under the Plan to the services of an agent and/or Employees to assist in the administration of the Plan, including establishing and maintaining an individual securities account under the Plan for each Participant.

10.2    Action by the Administrator. Unless otherwise established by the Board or in any charter of the Administrator, a majority of the Administrator shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present and, subject to Applicable Law and the Bylaws of the Company, acts approved in writing by a majority of the Administrator in lieu of a meeting, shall be deemed the acts of the Administrator. Each member of the Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other Employee, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

10.3    Authority of Administrator. The Administrator shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(a)    To determine when and how rights to purchase Shares shall be granted and the provisions of each offering of such rights (which need not be identical).

(b)    To designate from time to time which Subsidiaries of the Company shall be Designated Subsidiaries, which designation may be made without the approval of the stockholders of the Company.

(c)    To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(d)    To amend, suspend or terminate the Plan as provided in Article VIII.

Archrock, Inc. | 67 | Annex A

(e)    Generally, to exercise such powers and to perform such acts as the Administrator deems necessary or expedient to promote the best interests of the Company and its Subsidiaries and to carry out the intent that the Plan be treated as an “employee stock purchase plan” within the meaning of Section 423 of the Code.

10.4    Decisions Binding. The Administrator’s interpretation of the Plan, any rights granted pursuant to the Plan, any enrollment form and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties. No member of the Board or Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the options, and all members of the Board or Administrator shall be fully protected by the Company in respect to any such action, determination, or interpretation.

10.5    Expenses. All expenses and liabilities incurred by the Administrator in connection with the administration of the Plan shall be borne by the Company.

ARTICLE XI
MISCELLANEOUS

11.1    Restriction upon Assignment. A right granted under the Plan shall not be transferable other than by will or the applicable laws of descent and distribution, and is exercisable during the Participant’s lifetime only by the Participant. Except as provided in Section 11.4 hereof, a right under the Plan may not be exercised to any extent except by the Participant. The Company shall not recognize and shall be under no duty to recognize any assignment or alienation of the Participant’s interest in the Plan, the Participant’s rights under the Plan or any rights thereunder.

11.2    Rights as a Stockholder. With respect to Shares subject to a right granted under the Plan, a Participant shall not be deemed to be a stockholder of the Company, and the Participant shall not have any of the rights or privileges of a stockholder, until such Shares have been issued to the Participant or his or her nominee following exercise of the Participant’s rights under the Plan. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash securities, or other property) or distribution or other rights for which the record date occurs prior to the date of such issuance, except as otherwise expressly provided herein or as determined by the Administrator.

11.3    Interest. No interest shall accrue on the payroll deductions or contributions of a Participant under the Plan.

11.4    Designation of Beneficiary.

(a)    A Participant may, in the manner determined by the Administrator, file a written designation of a beneficiary who is to receive any Shares and/or cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to a Purchase Date on which the Participant’s rights are exercised but prior to delivery to such Participant of such Shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the Participant’s rights under the Plan. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary shall not be effective without the prior written consent of the Participant’s spouse.

(b)    Such designation of beneficiary may be changed by the Participant at any time by written notice to the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

Archrock, Inc. | 68 | Annex A

11.5    Conformity to Securities Laws. Notwithstanding any other provision of the Plan, the Plan and the participation in the Plan by any Insider shall be subject to any additional limitations set forth in any applicable exemption rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, the Plan shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

11.6    Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

11.7    Equal Rights and Privileges. Subject to Section 4.7, all Eligible Employees will have equal rights and privileges under this Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Subject to Section 4.7, any provision of this Plan that is inconsistent with Section 423 of the Code will, without further act or amendment by the Company, the Board or the Administrator, be reformed to comply with the equal rights and privileges requirement of Section 423 of the Code.

11.8    Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

11.9    Reports. Statements of account shall be given to Participants at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of Shares purchased and the remaining cash balance, if any.

11.10    No Employment Rights. Nothing in the Plan shall be construed to give any person (including any Eligible Employee or Participant) the right to remain in the employ of the Company or any Subsidiary or affect the right of the Company or any Subsidiary to terminate the employment of any person (including any Eligible Employee or Participant) at any time, with or without cause.

11.11    Notice of Disposition of Shares. Each Participant shall give prompt notice to the Company of any disposition or other transfer of any Shares purchased upon exercise of a right under the Plan if such disposition or transfer is made: (a) within two years from the Offering Date of the Purchase Period in which the Shares were purchased or (b) within one year after the Purchase Date on which such Shares were purchased. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer.

11.12    Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof or of any other jurisdiction.

11.13    Electronic Forms. To the extent permitted by Applicable Law and in the discretion of the Administrator, an Eligible Employee may submit any form or notice as set forth herein by means of an electronic form approved by the Administrator. Before the commencement of a Purchase Period, the Administrator shall prescribe the time limits within which any such electronic form shall be submitted to the Administrator with respect to such Purchase Period in order to be a valid election.

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.
ARCHROCK, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 26, 2017
I hereby appoint Gordon T. Hall, D. Bradley Childers and Donald C. Wayne, and each of them, with full power of substitution, as proxies to vote all the shares of common stock of Archrock, Inc. that I am entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 a.m., Central time, on April 26, 2017, and at any adjournments or postponements thereof, upon the matters set forth in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, and in their discretion upon such other matters as may properly come before the meeting.
If you execute and return this proxy card, the proxies will vote your shares in the manner specified in this proxy card. If you execute and return this proxy card but do not specify the manner in which the proxies should vote your shares, the proxies will vote your shares FOR all the nominees for director and FOR the proposals described herein.
Continued and to be signed on reverse side

Archrock, Inc.
16666 Northchase Drive
Houston, TX 77060
VOTE BY INTERNET—www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

ARCHROCK, INC.				For All	Withhold All	For all Except
The Board of Directors recommends that you vote FOR the following:
Vote on Directors
1.	Election of the following persons to serve as directors of Archrock, Inc. until the 2018 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified			☐	☐	☐
01)	Anne-Marie N. Ainsworth	05)	Frances Powell Hawes
02)	Wendell R. Brooks	06)	J.W.G. Honeybourne
03)	D. Bradley Childers	07)	James H. Lytal
04)	Gordon T. Hall	08)	Mark A. McCollum
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below:
Vote on Proposals
The Board of Directors recommends that you vote FOR the following proposals:					For	Against	Abstain
2.	Ratification of the appointment of Deloitte & Touche LLP as Archrock, Inc.’s independent registered public accounting firm for fiscal year 2017				☐	☐	☐
3.	Approval of the Archrock, Inc. 2017 Employee Stock Purchase Plan				☐	☐	☐
4.	Advisory, non-binding vote to approve the compensation provided to our Named Executive Officers for 2016				☐	☐	☐
The Board of Directors recommends that you vote for "Every Year" on the following proposal:				Every Year	Every Two Years	Every Three Years	Abstain
5.	Advisory, non-binding vote on the frequency of future advisory votes on executive compensation			☐	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date